                                                                     EXHIBIT 4.1

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                      BANC OF AMERICA FUNDING CORPORATION,
                                  as Depositor

                             WELLS FARGO BANK, N.A.,
               as Master Servicer and as Securities Administrator

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                               Dated June 30, 2005

                                   ----------

                       Mortgage Pass-Through Certificates

                                  Series 2005-D

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PRELIMINARY STATEMENT..........................................................1

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Defined Terms...................................................2
Section 1.02   Calculations...................................................23

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans...................................23
Section 2.02   Acceptance by the Trustee of the Mortgage Loans................27
Section 2.03   Representations, Warranties and Covenants of the Master
                  Servicer....................................................31
Section 2.04   Representations and Warranties of the Depositor as to the

                                   ARTICLE III

              ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS

Section 3.06   Rights of the Depositor, the Securities Administrator
                  and the Trustee in Respect of the Master Servicer.......... 36
Section 3.07   Trustee to Act as Master Servicer..............................36
Section 3.08   Servicer Custodial Account.....................................36
Section 3.09   Collection of Mortgage Loan Payments; Master Servicer
                  Custodial Account, Servicer Custodial Account,
                  Distribution Account and Reserve Account....................37
Section 3.10   Collection of Taxes, Assessments and Similar Items;
                  Escrow Account..............................................39
Section 3.11   Access of Securities Administrator and Trustee to
                  Certain Documentation and Information Regarding the
                  Mortgage Loans..............................................39
Section 3.12   Permitted Withdrawals from the Master Servicer Custodial
                  Account and the Distribution Account........................39

                                       -i-

Section 3.18   Documents, Records and Funds in Possession of the Master
                  Servicer to be Held for the Trustee.........................44
Section 3.19   Master Servicer Compensation...................................44
Section 3.20   Annual Statement as to Compliance..............................44
Section 3.21   Annual Independent Public Accountants' Servicing
                  Statement; Financial Statements.............................45
Section 3.22   Advances.......................................................45
Section 3.23   Reports to the Securities and Exchange Commission..............45

                                   ARTICLE IV

                          MASTER SERVICER'S CERTIFICATE

Section 4.01   Master Servicer's Certificate..................................47

                                    ARTICLE V

       PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS; REMIC ADMINISTRATION

Section 5.07   Rights of the Tax Matters Person in Respect of the
                  Securities Administrator....................................55
Section 5.08   REMIC Related Covenants........................................56
Section 5.09   Master Servicer, Securities Administrator and Trustee
                  Indemnification.............................................57

                                   ARTICLE VI

                                THE CERTIFICATES

                                      -ii-

                                   ARTICLE VII

                      THE DEPOSITOR AND THE MASTER SERVICER

Section 7.01   Respective Liabilities of the Depositor and the Master
                  Servicer....................................................64
Section 7.02   Merger or Consolidation of the Depositor or the Master
                  Servicer....................................................64
Section 7.03   Limitation on Liability of the Depositor, the Master
                  Servicer and Others.........................................64
Section 7.04   Depositor and Master Servicer Not to Resign....................65

                                  ARTICLE VIII

                                     DEFAULT

Section 8.01   Events of Default..............................................65
Section 8.02   Remedies of Trustee............................................67
Section 8.03   Directions by Certificateholders and Duties of Trustee
                  During Event of Default.....................................67
Section 8.04   Action upon Certain Failures of the Master Servicer and

                                   ARTICLE IX

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 9.01   Duties of Trustee and Securities Administrator.................69
Section 9.02   Certain Matters Affecting the Trustee and the Securities
                  Administrator...............................................70
Section 9.03   Neither Trustee nor Securities Administrator Liable for
                  Certificates or Mortgage Loans..............................72
Section 9.04   Trustee and Securities Administrator May Own Certificates......73
Section 9.05   Eligibility Requirements for Trustee and the Securities
                  Administrator...............................................73
Section 9.06   Resignation and Removal of Trustee and the Securities
                  Administrator...............................................74
Section 9.07   Successor Trustee or Securities Administrator..................75
Section 9.08   Merger or Consolidation of Trustee or Securities

Section 9.11   Securities Administrator's Fees and Expenses and

Section 9.15   Trustee or Securities Administrator May Enforce Claims

Section 9.18   Waiver of Inventory, Accounting and Appraisal
                  Requirement.................................................80

                                      -iii-

                                    ARTICLE X

                                   TERMINATION

Section 10.01  Termination upon Purchase or Liquidation of All Mortgage
                  Loans.......................................................80
Section 10.02  Additional Termination Requirements............................82

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

EXHIBITS
--------
Exhibit A-1    Form of Face of Class A-1 Certificate
Exhibit A-2    Form of Face of Class A-2 Certificate
Exhibit A-R    Form of Face of Class A-R Certificate
Exhibit B-1    Form of Face of Class B-1 Certificate
Exhibit B-2    Form of Face of Class B-2 Certificate
Exhibit B-3    Form of Face of Class B-3 Certificate
Exhibit B-4    Form of Face of Class B-4 Certificate
Exhibit B-5    Form of Face of Class B-5 Certificate
Exhibit B-6    Form of Face of Class B-6 Certificate
Exhibit C      Form of Reverse of all Certificates
Exhibit D      Mortgage Loan Schedule
Exhibit E      Form of Request for Release
Exhibit F      Form of Certification of Establishment of Account
Exhibit G-1    Form of Transferor's Certificate
Exhibit G-2A   Form I of Transferee's Certificate
Exhibit G-2B   Form II of Transferee's Certificate
Exhibit H      Form of Transferee Representation Letter for ERISA Restricted
               Certificates
Exhibit I      Form of Affidavit Regarding Transfer of Residual Certificate
Exhibit J      List of Recordation States
Exhibit K      Form of Initial Certification
Exhibit L      Form of Final Certification

                                      -iv-

Exhibit M      Form of Sarbanes-Oxley Certification
Exhibit N      Form of Securities Administrator's Certification

                                       -v-

                         POOLING AND SERVICING AGREEMENT

          THIS POOLING AND SERVICING AGREEMENT, dated June 30, 2005 is hereby executed by and among BANC OF AMERICA FUNDING CORPORATION, as depositor
(together with its permitted successors and assigns, the "Depositor"), WELLS
FARGO BANK, N.A., as master servicer (in such capacity, together with its permitted successors and assigns, the "Master Servicer") and as securities administrator (in such capacity, together with its permitted successors and assigns, the "Securities Administrator") and WACHOVIA BANK, NATIONAL
ASSOCIATION, as trustee (together with its permitted successors and assigns, the
"Trustee").

                                WITNESSETH THAT:

          In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Securities Administrator and the Trustee
agree as follows:

                              PRELIMINARY STATEMENT

          The Trust Estate will be treated as a real estate mortgage investment conduit within the menaing of Section 860D of the Code for United States federal income tax purposes (the "REMIC"). The Certificates (other than the Class A-R
Certificate) shall constitute "regular interests" in the REMIC for purposes of the REMIC Provisions. The Class A-R Certificate shall represent the single
"residual interest" in the REMIC for puposes of the REMIC Provisions. The
Certificates will represent the entire beneficial ownership interest in the
Trust. The "latest possible maturity date" for United States federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity
Date.

          The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable:

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                                                                       Integral
                                              Pass-                   Multiples
                          Initial Class      Through      Minimum     in Excess
Classes                Certificate Balance     Rate    Denomination   of Minimum
--------------------------------------------------------------------------------
Class A-1               $1,000,000,000.00      (1)        $ 1,000         $1
--------------------------------------------------------------------------------
Class A-2               $   57,066,000.00      (1)        $ 1,000         $1
--------------------------------------------------------------------------------
Class A-R               $          100.00      (1)        $   100         N/A
--------------------------------------------------------------------------------
Class B-1               $   17,391,000.00      (1)        $25,000         $1
--------------------------------------------------------------------------------
Class B-2               $    4,892,000.00      (1)        $25,000         $1
--------------------------------------------------------------------------------
Class B-3               $    2,717,000.00      (1)        $25,000         $1
--------------------------------------------------------------------------------
Class B-4               $    2,174,000.00      (1)        $25,000         $1
--------------------------------------------------------------------------------
Class B-5               $    1,630,000.00      (1)        $25,000         $1
--------------------------------------------------------------------------------
Class B-6               $    1,087,911.00      (1)        $25,000         $1
--------------------------------------------------------------------------------

(1)  For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC Rate.

                                       -1-

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

          1933 Act: The Securities Act of 1933, as amended.

          Accrued Certificate Interest: For any Distribution Date and each Class of Certificates, one month's interest accrued during the related Interest
Accrual Period at the applicable Pass-Through Rate on the related Class
Certificate Balance.

          Adjusted Pool Amount: With respect to any Distribution Date, the
Cut-off Date Pool Principal Balance of the Mortgage Loans minus the sum of (i)
all amounts in respect of principal received in respect of the Mortgage Loans
(including, without limitation, amounts received as Monthly Payments, Periodic
Advances, Principal Prepayments, Liquidation Proceeds and Substitution
Adjustment Amounts) and distributed to Holders of the Certificates on such
Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-off Date through the end of the month preceding such Distribution Date.

          Advance: A Periodic Advance or a Servicing Advance.

          Adverse REMIC Event: As defined in Section 5.08.

          Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

          Appraised Value: With respect to any Mortgaged Property, either (i)
the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan or, in certain cases, an automated valuation model or tax assessed value and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related
Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing or, in certain cases, an automated valuation model or tax assessed value, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance
Policy in force.

          Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

                                       -2-

          Authenticating Agents: As defined in Section 9.10.

          BAFC: Banc of America Funding Corporation or its successor in interest.

          BANA: Bank of America, National Association, a national banking association, or its successor in interest.

          Book-Entry Certificate: All Classes of Certificates other than the
Physical Certificates.

          Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of
New York, the State of Minnesota, the State of Maryland, the state in which the master servicing offices of the Master Servicer is located or the states in which the Corporate Trust Offices of the Trustee and the Securities
Administrator are located are required or authorized by law or executive order to be closed.

          Calculated Principal Distribution: As defined in Section 5.03(c).

          Certificate: Any of the Banc of America Funding Corporation Mortgage
Pass-Through Certificates, Series 2005-D that are issued pursuant to this
Agreement.

          Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates
of which such Certificate is a part.

          Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the
Securities Administrator.

          Certificate Owner: With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

          Certificate Register: The register maintained pursuant to Section
6.02.

          Certificate Registrar: The registrar appointed pursuant to Section
6.02.

          Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the
Securities Administrator shall not be responsible for knowing that any
Certificate is registered in the name of an affiliate of the Depositor or the
Master Servicer unless one of its Responsible Officers has actual knowledge thereof.

                                       -3-

          Certification: As defined in Section 3.23.

          Class: As to the Certificates, the Class A-1, Class A-2, Class A-R,
Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
Certificates, as the case may be.

          Class A-1 Loss Amount: With respect to any Distribution Date after the
Senior Credit Support Depletion Date, the amount, if any, by which the Class
Certificate Balance of the Class A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

          Class A-2 Loss Allocation Amount: With respect to any Distribution
Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class
Certificate Balance of the Class A-2 Certificates with respect to such
Distribution Date prior to any reduction for the Class A-2 Loss Allocation
Amount and (b) the Class A-1 Loss Amount with respect to such Distribution Date.

          Class Certificate Balance: With respect to (i) any Class of
Certificates and any date of determination, and subject to Section 5.03(f), the
Initial Class Certificate Balance of such Class minus (A) the sum of (i) all distributions of principal made with respect thereto, (ii) all reductions in
Class Certificate Balance previously allocated thereto pursuant to Section
5.03(a) and (iii) in the case of the Class A-2 Certificates, any reduction allocated thereto pursuant to Section 5.03(d) plus (B) the sum of (x) all increases in Class Certificate Balance previously allocated thereto pursuant to
Section 5.03(a) and (y) in the case of the A-2 Certificates, any increases allocated thereto pursuant to Section 5.03(d).

          Class Interest Shortfall: For any Distribution Date and each Class of
Certificates, the amount by which Accrued Certificate Interest for such Class
(as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

          Class Unpaid Interest Shortfall: As to any Distribution Date and each
Class of Certificates, the amount by which the aggregate Class Interest
Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

          Closing Date: June 30, 2005.

          Code: The Internal Revenue Code of 1986, as amended.

          Compensating Interest: With respect to any Distribution Date, an amount equal to the lesser of (a) the aggregate Servicing Fee payable to the
Servicer as of the Due Date in the month preceding the month of such
Distribution Date and (b) the aggregate Prepayment Interest Shortfall with respect to such Distribution Date.

          Co-op Shares: Shares issued by private non-profit housing
corporations.

          Corporate Trust Office: With respect to the Trustee, the principal office of the Trustee, which office at the date of the execution of this instrument is located at 401 South Tryon

                                       -4-

Street, Charlotte, North Carolina, 28288-1179 Attention: Structured Finance
Trust Services, BAFC, Series 2005-D, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator and the Master Servicer. With respect to the
Securities Administrator, the principal corporate trust office of the Securities
Administrator at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951, Attention: Corporate Trust Services - BAFC 2005-D, and for
certificate transfer purposes is located at Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - BAFC 2005-D,
or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the
Master Servicer.

          Custodian: Initially, the Master Servicer, and thereafter the
Custodian, if any, appointed by the Trustee pursuant to Section 9.12. The
Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. None of the Depositor or any Person directly or indirectly controlling or controlled by or under common control with the Depositor may be appointed Custodian.

          Customary Servicing Procedures: Procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

          Cut-off Date: June 1, 2005.

          Cut-off Date Pool Principal Balance: The aggregate of the Cut-off Date
Principal Balances of the Mortgage Loans, which is $1,086,958,011.76.

          Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

          Debt Service Reduction: As to any Mortgage Loan and any Determination
Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such
Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

                                       -5-

          Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

          Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Section 2.02.

          Deficient Valuation: As to any Mortgage Loan and any Determination
Date, the excess of (i) the then outstanding indebtedness under such Mortgage
Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the
Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off
Date.

          Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

          Definitive Certificates: As defined in Section 6.02(c)(iii).

          Depositor: Banc of America Funding Corporation, a Delaware
corporation, or its successor in interest, as depositor of the Trust Estate.

          Depository: The Depository Trust Company, the nominee of which is Cede
& Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Determination Date: With respect to any Distribution Date, as defined in the Servicing Agreement.

          Distribution Account: The Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.09(c) in the name of the
Securities Administrator for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Securities Administrator for Wachovia
Bank, National Association, as Trustee, in trust for registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series
2005-D." Funds in the Distribution Account shall be held in trust for the
Holders of the Certificates for the uses and purposes set forth in this
Agreement.

          Distribution Date: The 25th day of each month beginning in July 2005
(or, if such day is not a Business Day, the next Business Day).

                                       -6-

          Document Transfer Event: The 60th day following the day on which either (i) Wells Fargo Bank is no longer the Servicer of any of the Mortgage
Loans or (ii) the senior, unsecured long-term debt rating of Wells Fargo &
Company is less than "BBB-" by Fitch.

          Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

          Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Securities Administrator and each Rating Agency, the
Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company (including the Trustee and the
Securities Administrator), acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Securities Administrator.

          ERISA: The Employee Retirement Income Security Act of 1974, as
amended.

          ERISA Restricted Certificates: Any of the Class B-4, Class B-5 and
Class B-6 Certificates and any other Regular Certificate that fails to meet the ratings requirements of Prohibited Transaction Exemption 2002-41, 67 Fed. Reg.
54487 (August 22, 2002).

          Escrow Account: As defined in Section 3.10.

          Escrow Payments: The amounts constituting taxes, assessments, Primary
Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

          Event of Default: As defined in Section 8.01.

          Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage
Loan received in the calendar month in which such Mortgage Loan became a
Liquidated Mortgage Loan, net of any amounts previously reimbursed to the
Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.12(a)(iv), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such
Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from

                                       -7-

the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution
Date immediately following the calendar month during which such liquidation occurred.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

          FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

          Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section
10.01.

          Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Securities Administrator.

          Fitch: Fitch Ratings, or any successor thereto.

          FIRREA: The Financial Institutions Reform, Recovery and Enforcement
Act of 1989, as amended.

          FNMA: Fannie Mae, or any successor thereto.

          Form 10-K: As defined in Section 3.23(a).

          Fractional Interest: As defined in Section 5.02(d).

          Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the
"Gross Margin," which percentage is added to the Index on each Rate Adjustment
Date to determine (subject to rounding, the Periodic Cap and the Rate Ceiling)
the Mortgage Interest Rate on such Mortgage Loan until the next Rate Adjustment
Date.

          Holder: A Certificateholder.

          Incremental Interest: As to any Mortgage Loan, the amount of interest accrued on such Mortgage Loan attributable to the Incremental Rate; provided, however, that with respect to any payment of interest received in respect of a
Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Incremental Rate, if any, in respect of such Mortgage Loan bears to the
Mortgage Interest Rate shall be allocated to the Incremental Interest with respect thereto.

          Incremental Rate: Prior to the first Rate Adjustment Date for a
Mortgage Loan, the per annum increase to the initial Mortgage Interest Rate set forth in an addendum to the related Mortgage Note, which increase takes effect upon the happening of certain specified conditions and remains in effect until the first Rate Adjustment Date.

                                       -8-

          Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor, the Trustee, the
Securities Administrator, the Master Servicer and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Trustee, the Securities Administrator, the Master Servicer
or the Servicer or in an affiliate of any of them, and (iii) is not connected with the Depositor, the Trustee, the Securities Administrator, the Master
Servicer or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          Index: As to any Mortgage Loan and Rate Adjustment Date, the One-Year
CMT Index. In the event that such Index is no longer available, the Servicer will select a substitute Index in accordance with the terms of the related
Mortgage Note and in compliance with federal and state law.

          Initial Class Certificate Balance: As to each Class of Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

          Insurance Policy: With respect to any Mortgage Loan included in the
Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

          Insurance Proceeds: Proceeds paid by an insurer pursuant to any
Insurance Policy, in each case other than any amount included in such Insurance
Proceeds in respect of Insured Expenses.

          Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

          Interest Accrual Period: As to any Distribution Date and each Class of
Certificates, the period from and including the first day of the previous calendar month to but not including the first day of the calendar month of the current Distribution Date. Interest on each Class of Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          Interest Distribution Amount: For any Distribution Date and each Class of Certificates, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest
Shortfall for such Class.

          Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the
Servicer has certified (in accordance with the Servicing Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

          Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage
Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any

                                       -9-

condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

          Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related
Mortgaged Property.

          Master Servicer: Wells Fargo Bank, N.A., and any
successors-in-interest and, if a successor master servicer is appointed hereunder, such successor, as master servicer.

          Master Servicer Custodial Account: The Eligible Account created and maintained by the Master Servicer pursuant to Section 3.09(b) in the name of the
Master Servicer for the benefit of the Certificateholders and designated "Wells
Fargo Bank, N.A., as Master Servicer, in trust for the registered holders of
Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series
2005-D."

          Master Servicer Custodial Account Reinvestment Income: For each
Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Master
Servicer Custodial Account.

          Master Servicer Indemnified Parties: As defined in Section 3.23(c).

          Master Servicer's Certificate: The monthly report required by Section
4.01.

          Master Servicing Officer: With respect to the Master Servicer, any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Securities Administrator by the
Master Servicer, as such list may from time to time be amended.

          Master Servicing Transfer Costs: All reasonable costs and expenses incurred by the Trustee in connection with the transfer of master servicing from a predecessor master servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee to master service the
Mortgage Loans properly and effectively.

          MERS: As defined in Section 2.01(b)(ii).

          Monthly Form 8-K: As defined in Section 3.23(a).

          Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt
Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

                                      -10-

          Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

          Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage
Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first Rate Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such
Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such Rate Adjustment Date, the sum of the Index, as of the Rate Adjustment Date
applicable to such Due Date, and the Gross Margin, rounded as set forth in such
Mortgage Note, subject to the Periodic Cap and the Rate Ceiling applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

          Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase
Agreement, dated June 30, 2005, between Bank of America, National Association, as seller, and the Depositor, as purchaser.

          Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute
Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust
Estate and from time to time subject to this Agreement, attached hereto as
Exhibit D setting forth the following information with respect to each Mortgage
Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each
Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the Loan-to-Value Ratio at origination;
(vi) the Mortgage Interest Rate as of the Cut-off Date; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-off Date; (x) the
paid-through date; (xi) the original principal amount of the Mortgage Loan;
(xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; (xv) the Appraised Value; (xvi) the first Rate Adjustment
Date; (xvii) the Rate Ceiling; (xviii) the Periodic Cap; (xix) the Gross Margin;
(xx) the Index; (xxi) the closing date of such Mortgage Loan; (xxii) whether such Mortgage Loan is a convertible Mortgage Loan; and (xxiii) whether such
Mortgage Loan is subject to a prepayment premium. With respect to the Mortgage
Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (iv) the
weighted average months to maturity of the Mortgage Loans.

                                      -11-

          Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the
Mortgage Loans originally so held being identified in the Mortgage Loan
Schedule.

          Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

          Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long term leases.

          Mortgagor: The obligor on a Mortgage Note.

          Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution
Date, such Mortgage Loan's Mortgage Interest Rate thereon (without giving effect to any Incremental Rate) on the first day of the month preceding the month of the related Distribution Date reduced by the Servicing Fee Rate.

          Net WAC Rate: As to any Distribution Date, a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

          Non-Supported Interest Shortfalls: As to any Distribution Date, the
amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds the aggregate Compensating Interest received from the Servicer for the Mortgage
Loans for such Distribution Date.

          Non-U.S. Person: A Person other than a U.S. Person.

          Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

          NYCEMA: A New York Consolidation, Extension and Modification
Agreement.

          Offered Certificates: The Senior Certificates and the Class B-1, Class
B-2 and Class B-3 Certificates.

          Officer's Certificate: A certificate signed by the Chairman of the
Board, Vice Chairman of the Board, President or a Vice President and by the
Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries, or any other duly authorized officer of the Depositor or the Master
Servicer, as the case may be, and delivered to the Trustee or the Securities
Administrator, as the case may be.

                                      -12-

          One-Year CMT Index: A rate per annum that is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15 (519) and most recently available as of the date 45 days before the applicable Rate Adjustment Date.

          Opinion of Counsel: A written opinion of counsel acceptable to the
Trustee if such opinion is delivered to the Trustee, or acceptable to the
Securities Administrator if such opinion is delivered to the Securities
Administrator, who may be counsel for the Depositor or the Master Servicer, except that any opinion of counsel relating to the qualification of the Trust
Estate as a REMIC or compliance with the REMIC Provisions must be an opinion of
Independent counsel.

          Optional Termination Date: The first Distribution Date on which the
Master Servicer may opt to repurchase the Mortgage Loans and related REO
Property pursuant to Section 10.01.

          Original Fractional Interest: With respect to each of the following
Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

Class B-1   1.15%
Class B-2   0.70%
Class B-3   0.45%
Class B-4   0.25%
Class B-5   0.10%
Class B-6   0.00%

          Original Subordinate Certificate Balance: $29,891,911.00.

          OTS: The Office of Thrift Supervision.

          Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Section
2.02.

          Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the
Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          Pass-Through Rate: With respect to each Class of Certificates, the Net
WAC Rate.

          Paying Agent: As defined in Section 9.13.

          Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial
Class Certificate Balance of the Class of which such Certificate is a part.

                                      -13-

          Periodic Advance: Shall have the meaning given to the term "Monthly
Advance" in the Servicing Agreement.

          Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Rate Adjustment Date specified in the applicable Mortgage Note, if any, and designated as such in the Mortgage
Loan Schedule.

          Permitted Investments: One or more of the following:

          (i) obligations of or guaranteed as to principal and interest by the
     United States, FHLMC, FNMA or any agency or instrumentality of the United
     States when such obligations are backed by the full faith and credit of the
     United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute
     Permitted Investments hereunder;

          (ii) repurchase agreements on obligations specified in clause (i)
     maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "A-1" by S&P and "F1" by Fitch;

          (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "A-1" by S&P and "F1" by Fitch;

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "A-1" by S&P and "F1" by
     Fitch;

          (v) investments in money market funds (including funds of the Trustee, the Securities Administrator or their affiliates, or funds for which an affiliate of the Trustee or the Securities Administrator acts as advisor, as well as funds for which the Trustee and its affiliates or the Securities
     Administrator and its affiliates may receive compensation) either rated
     "AAAm G" by S&P and "AAA" by Fitch (if rated by Fitch) or otherwise approved in writing by each Rating Agency; and

          (vi) other obligations or securities that are acceptable to each
     Rating Agency and, as evidenced by an Opinion of Counsel obtained by the
     Master Servicer and addressed to the Depositor and the Securities
     Administrator, will not affect the qualification of the Trust Estate as a
     REMIC;

                                      -14-

provided, however, that no instrument shall be a permitted investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

          Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code Section
521), (iv) rural electric and telephone cooperatives described in Code Section
1381(a)(2)(C), (v) a Person with respect to whom the income on a Residual
Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, and (vi) any other Person so designated by the Master
Servicer based on an Opinion of Counsel to the effect that any transfer to such
Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization"
shall have the meanings set forth in Code Section 7701 or successor provisions.

          Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Physical Certificates: The Class A-R, Class B-4, Class B-5 and Class
B-6 Certificates.

          Plan: As defined in Section 6.02(e).

          Pool Distribution Amount: As to any Distribution Date, the excess of
(a) the sum of (i) the aggregate of (A) the interest portion of any Monthly
Payments on the Mortgage Loans (net of the Servicing Fee and any Incremental
Interest) and the principal portion of any Monthly Payments on the Mortgage
Loans due on the Due Date in the calendar month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all
Periodic Advances made by the Servicer (or the Trustee) in respect of the
Mortgage Loans and payments of Compensating Interest in respect of such
Distribution Date deposited to the Master Servicer Custodial Account pursuant to
Section 3.09(d)(vi); (ii) all Liquidation Proceeds received on the Mortgage
Loans during the preceding calendar month and deposited to the Master Servicer
Custodial Account pursuant to Section 3.09(d)(iii); (iii) all Principal
Prepayments received on the Mortgage Loans during the calendar month preceding the month of such Distribution Date and deposited to the Master Servicer
Custodial Account pursuant to Section 3.09(d)(i); (iv) in connection with
Defective Mortgage Loans, the aggregate of the Repurchase Prices and
Substitution Adjustment Amounts received during the calendar month preceding the month of such Distribution Date and deposited to the Master Servicer Custodial
Account pursuant to Section 3.09(d)(vii); (v) any other amounts in the Master
Servicer Custodial Account deposited therein pursuant to Sections 3.09(d)(iv),
(v) and (ix) in respect of such

                                      -15-

Distribution Date; (vi) any Reimbursement Amount required to be included pursuant to Section 5.02(a) and (vii) any Recovery in respect of such
Distribution Date; over (b) any amounts permitted to be withdrawn from the
Master Servicer Custodial Account pursuant to clauses (i) through (viii), inclusive, of Section 3.12(a).

          Pool Stated Principal Balance: As to any Distribution Date, the
aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans at the close of business on the Due Date in the month preceding the month in which such Distribution Date occurs.

          Prepayment Interest Shortfall: As to any Distribution Date and each
Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee Rate)
on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

          Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any
Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

          Principal Amount: As to any Distribution Date, the sum of (i) the sum
of (a) the principal portion of each Monthly Payment due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the Seller or the
Servicer as of such Distribution Date, (c) any Substitution Adjustment Amount in
connection with a Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage
Loans received by the Servicer during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a
Liquidated Mortgage Loan during the calendar month preceding the month of such
Distribution Date, the amount of Liquidation Proceeds (excluding Excess
Proceeds) allocable to principal received by the Servicer with respect to such
Mortgage Loan during the calendar month preceding the month of such Distribution
Date and (f) all Principal Prepayments on the Mortgage Loans received by the
Servicer during the calendar month preceding the month of such Distribution
Date; and (ii) any Recovery for such Distribution Date.

          Principal Prepayment: Any payment or other recovery of principal on a
Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

          Private Certificates: The Class B-4, Class B-5 and Class B-6
Certificates.

          Pro Rata Share: As to any Distribution Date and any Class of
Subordinate Certificates that is not a Restricted Class, the portion of the
Subordinate Principal Distribution

                                      -16-

Amount allocable to such Class, equal to the product of the Subordinate
Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the
Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%. The Pro Rata Share of a Class of Subordinate
Certificates may be computed for each of clause (i) and clause (ii) of the definition of "Subordinate Principal Distribution Amount" in the event the
Restricted Classes differ with respect to each clause.

          Rate Adjustment Date: As to each Mortgage Loan, the Due Date on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note.

          Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note and indicated on the Mortgage Loan Schedule.

          Rating Agency: Each of S&P and Fitch. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the
Trustee, the Master Servicer and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

          Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the
Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related
Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient
Valuation. With respect to each Mortgage Loan that has become the subject of a
Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

          Record Date: With respect to all of the Certificates, the last
Business Day of the month immediately preceding the month in which the related
Distribution Date occurs.

          Recovery: As to any Distribution Date, the sum of all amounts received during the calendar month preceding the month of such Distribution Date on each
Mortgage Loan subsequent to such Mortgage Loan being determined to be a
Liquidated Mortgage Loan.

          Regular Certificates: The Offered Certificates and the Private
Certificates.

                                      -17-

          Reimbursement Amount: As defined in Section 2.02.

          Relief Act: The Servicemembers Civil Relief Act, as it may be amended from time to time.

          Relief Act Reduction: With respect to any Distribution Date, for any
Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

          REMIC: As defined in the Preliminary Statement.

          REMIC Certificate Maturity Date: The "latest possible maturity date"
of the Regular Certificates as that term is defined in Section 2.07.

          REMIC Provisions: Provisions of the United States federal income tax law relating to real estate mortgage investment conduits, which appear at
Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

          REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Section 2.02, an amount equal to (a) in the case of the Seller, the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased and (b) in the case of the Servicer, the sum of (i) the Stated
Principal Balance of the Mortgage Loan, (ii) interest on such Stated Principal
Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed through the last day of the month in which such repurchase takes place and (iii) any costs and damages incurred by the Trust in connection with any violation by such repurchased Mortgage Loan of any predatory or abusive lending law, less (x) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Servicer Custodial Account for distribution in the month of repurchase and (y) if the Servicer is servicing such Mortgage Loan under the Servicing Agreement, the Servicing Fee Rate for such Mortgage Loan.

          Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, as the case may be, substantially in the form of Exhibit E.

                                      -18-

          Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under the
Servicing Agreement in respect of such Mortgage Loan.

          Residual Certificate: The Class A-R Certificate.

          Responsible Officer: When used with respect to the Trustee or the
Securities Administrator, any officer of the Corporate Trust Department of the
Trustee or the Securities Administrator, as applicable, including any Senior
Vice President, any Vice President, any Assistant Vice President, any Assistant
Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee or Securities Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

          Restricted Classes: As defined in Section 5.02(d).

          S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          Securities Administrator: Wells Fargo Bank, N.A., and any
successors-in-interest and, if a successor securities administrator is appointed hereunder, such successor, as securities administrator.

          Seller: Bank of America, National Association, a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

          Senior Certificates: The Class A-1, Class A-2 and Class A-R
Certificates.

          Senior Credit Support Depletion Date: The date on which the aggregate
Class Certificate Balance of the Subordinate Certificates is reduced to zero.

          Senior Percentage: With respect to any Distribution Date, the percentage, carried to at least six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates immediately prior to such Distribution Date by the Pool Stated Principal Balance for such
Distribution Date.

          Senior Prepayment Percentage: During the seven years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any
Distribution Date occurring on or after the seventh year anniversary of the first Distribution Date will, except as provided herein, be as follows: for any
Distribution Date in the first year thereafter, the Senior Percentage plus 70%
of the Subordinate Percentage for such Distribution Date; for any Distribution
Date in the second year thereafter, the Senior Percentage plus 60% of the
Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate
Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Distribution Date. If, however, on any of

                                      -19-

the foregoing Distribution Dates (i) the Senior Percentage exceeds the initial
Senior Percentage, the Senior Prepayment Percentage for such Distribution Date will once again equal 100%, (ii) before the Distribution Date occurring in July
2008, the Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Subordinate Percentage, the Senior Prepayment
Percentage for such Distribution Date will equal the Senior Percentage plus 50%
of the Subordinate Percentage or (iii) on or after the Distribution Date in July
2008, the Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Subordinate Percentage, the Senior Prepayment
Percentage for such Distribution Date will equal the Senior Percentage.
Notwithstanding the foregoing, no decrease in the share of the Subordinate
Percentage (for calculating the Senior Prepayment Percentage) will occur and the
Senior Prepayment Percentage will be calculated without regard to clause (ii) or
(iii) in the preceding sentence unless both of the Senior Step Down Conditions are satisfied.

          Senior Principal Distribution Amount: As to any Distribution Date, the
sum of (i) the Senior Percentage of the amounts described in clauses (i)(a)
through (d) of the definition of "Principal Amount" for such Distribution Date and (ii) the Senior Prepayment Percentage of the amounts described in clauses
(i)(e) and (f) and the amount described in clause (ii) of the definition of
"Principal Amount" for such Distribution Date.

          Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any
Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates, is not
equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:

                                 Percentage of
                              Original Subordinate
Distribution Date Occurring   Certificate Balance
---------------------------   -------------------
July 2005 through June 2008            20%
July 2008 through June 2013            30%
July 2013 through June 2014            35%
July 2014 through June 2015            40%
July 2015 through June 2016            45%
July 2016 and thereafter               50%

                                      -20-

          Servicer: Wells Fargo Bank, in its capacity as originator or servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

          Servicer Custodial Account: The separate account created and maintained by the Servicer pursuant to the Servicing Agreement.

          Servicer Remittance Date: Shall have the meaning given to the term
"Remittance Date" in the Servicing Agreement.

          Servicing Advance: Shall have the meaning given to the term "Servicing
Advances" in the Servicing Agreement.

          Servicing Agreement: The Master Seller's Warranties and Servicing
Agreement, dated as of March 1, 2005, by and between BANA and Wells Fargo Bank.

          Servicing Fee: As defined in the Servicing Agreement.

          Servicing Fee Rate: With respect to each Mortgage Loan, as defined in the Servicing Agreement.

          Servicing Officer: As defined in the Servicing Agreement.

          Servicing Transfer Costs: All reasonable costs and expenses of the
Master Servicer or the Trustee, as applicable, related to any termination of the
Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Trustee with respect to the Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the
Servicer as a result of an event of default by the Servicer and (ii) any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage
Loans properly and effectively).

          Similar Law: As defined in Section 6.02(e).

          Stated Principal Balance: As to any Mortgage Loan and Due Date, the
unpaid principal balance of such Mortgage Loan as of such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any
Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

          Subordinate Certificates: The Class B-1, Class B-2, Class B-3, Class
B-4, Class B-5 and Class B-6 Certificates.

                                      -21-

          Subordinate Percentage: As to any Distribution Date, 100% minus the
Senior Percentage for such Distribution Date.

          Subordinate Prepayment Percentage: As to any Distribution Date, 100%
minus the Senior Prepayment Percentage for such Distribution Date.

          Subordinate Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the sum of (i) the Subordinate Percentage of the amounts described in clauses (i)(a) through (d) of the definition of
"Principal Amount" for such Distribution Date and (ii) the Subordinate
Prepayment Percentage of the amounts described in clauses (i)(e) and (f) and the amount described in clause (ii) of the definition of "Principal Amount" for such
Distribution Date.

          Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective
Mortgage Loan which must, on the date of such substitution (i) have a Stated
Principal Balance, after deduction of the principal portion of the Monthly
Payment due in the month of substitution, not in excess of the Stated Principal
Balance of the Defective Mortgage Loan; (ii) have a Net Mortgage Interest Rate not less than and not more than 2% greater than that of the Defective Mortgage
Loan; (iii) be of the same type as the Defective Mortgage Loan; (iv) have a
Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (v)
have a Gross Margin not less than that of the Defective Mortgage Loan; (vi) have a credit grade not lower in quality than that of the Defective Mortgage Loan;
(vii) have the same Index as the Defective Mortgage Loan; (viii) have the same lien priority as the Defective Mortgage Loan; (ix) have a remaining term to maturity not greater than (and not more than one year less than) that of the
Defective Mortgage Loan; and (x) comply with each Mortgage Loan representation and warranty set forth in the Servicing Agreement, the Mortgage Loan Purchase
Agreement and this Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

          Substitution Adjustment Amount: As defined in Section 2.02.

          Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulations
Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

          Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

          Trust: The trust created by this Agreement, which shall be named "Banc of America Funding 2005-D Trust."

          Trust Estate: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, such entire Trust Estate consisting of: (i) such Mortgage Loans as from time to time are subject to this
Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the

                                      -22-

Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Servicing Agreement and the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Servicer Custodial Account, the
Master Servicer Custodial Account and the Distribution Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

          Trustee: Wachovia Bank, National Association, and its
successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

          Unscheduled Principal Payments: As to any Distribution Date, the sum
of (i) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received by the Servicer with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (b) all
Principal Prepayments on the Mortgage Loans received by the Servicer during the calendar month preceding the month of such Distribution Date.

          U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the
United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for United States federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury
Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          Voting Rights: The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the
Certificate Balances of their respective Certificates on such date.

          Wells Fargo Bank: Wells Fargo Bank, N.A., or its successor in interest.

          Section 1.02 Calculations. All calculations of interest will be made on a 360-day year consisting of twelve (12) 30-day moths. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor,
concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise

                                      -23-

conveys to the Trustee on behalf of the Trust for the benefit of the
Certificateholders, without recourse, all the right, title and interest of the
Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the
Cut-off Date), the Depositor's rights under the Mortgage Loan Purchase
Agreement, including the rights of the Depositor as assignee of the Seller with respect to the Seller's rights under the Servicing Agreement. The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership Act effective November 27,
2003, (ii) the New Mexico Home Loan Protection Act effective January 1, 2004,
(iii) the Massachusetts Predatory Home Loan Practices Act effective November 7,
2004 or (iv) the Indiana Home Loan Practices Act, effective January 1, 2005.

          (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, or a Custodian on behalf of the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

          (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of Wachovia Bank,
     National Association, as trustee for holders of Banc of America Funding
     Corporation Mortgage Pass-Through Certificates, Series 2005-D, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that
     Mortgage Note) and, in the case of any Mortgage Loan originated in the
     State of New York documented by a NYCEMA, the NYCEMA, the new Mortgage
     Note, if applicable, the consolidated Mortgage Note and the consolidated
     Mortgage;

          (ii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "Wachovia Bank, National Association, as
     trustee for the holders of Banc of America Funding Corporation Mortgage
     Pass-Through Certificates, Series 2005-D" (which may be included in a blanket assignment or assignments); provided that, if the related Mortgage has not been returned from the applicable public recording office, such
     Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc.
     ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master
     Servicer shall enforce the obligations of the Servicer to take all actions as are necessary to cause the Trust to be shown as the owner of the related
     Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by
     MERS;

                                      -24-

          (iii) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

          (iv) the original of any guarantee executed in connection with the
     Mortgage Note;

          (v) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated
     thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such
     Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation; and

          (vi) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

provided, however, that on the Closing Date, with respect to item (ii), if an
Assignment of Mortgage is required to be recorded as set forth below, the
Depositor has delivered to the Trustee or a Custodian on behalf of the Trustee, as the case may be, a copy of such Assignment of Mortgage in blank rather than in the name of the Trustee and has caused the Servicer to retain the completed
Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the
Depositor is unable to deliver or cause the delivery of any original Mortgage
Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this
Section 2.01(b). As set forth on Exhibit J attached hereto is a list of all states where recordation is required by any Rating Agency to obtain the initial ratings of the Certificates. The Securities Administrator, the Trustee and the
Custodian may rely and shall be protected in relying upon the information contained in such Exhibit J.

          If in connection with any Mortgage Loans, the Depositor cannot deliver
(A) all assumption, modification, consolidation or extension agreements, if any, or (B) the lender's title policy, if any (together with all riders thereto), satisfying the requirements of clause (iii) or (iv) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (iii) above, or because the title policy, if any, has not been delivered to the Servicer, the Seller or the Depositor by the applicable title insurer in the case of clause (iv) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or a Custodian on behalf of the
Trustee, as the case may be, in the case of clause (iii) above, such assumption, modification, consolidation or extension agreement with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause
(iii) above, there has been a continuing delay at the applicable recording office or, in the case of clause (iv) above, there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's
Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee or a Custodian on behalf of the Trustee, as the case may be, (1) from time to time additional original documents

                                      -25-

evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the
Trustee or a Custodian on behalf of the Trustee, as the case may be. In the event that in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the
Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Depositor shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

          Following a Document Transfer Event, the Depositor shall deliver, or cause to be delivered, to the Trustee or a Custodian on behalf of the Trustee, as the case may be, within 60 days copies (which may be in electronic form mutually agreed upon by the Depositor and the Trustee) of the following additional documents or instruments to the Mortgage File with respect to each
Mortgage Loan; provided, however, that originals of such documents or instruments shall be delivered to the Trustee or Custodian, as the case may be, if originals are required under the law in which the related Mortgaged Property is located in order to exercise all remedies available to the Trust under applicable law following default by the related Mortgagor:

          (1) other than if the related Mortgage has been recorded in the name of MERS or its designee, an original copy of any intervening assignment of
Mortgage showing a complete chain of assignments;

          (2) the original or a certified copy of lender's title insurance policy;

          (3) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording; and

          (4) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

               (A) The stock certificate;

               (B) The stock power executed in blank;

               (C) The executed proprietary lease;

               (D) The executed recognition agreement;

               (E) The executed assignment of recognition agreement, if any;

               (F) The executed UCC-1 financing statement with evidence of recording thereon; and

               (G) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

                                      -26-

          As promptly as practicable subsequent to such transfer and assignment, the Master Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) enforce the obligations of the Servicer pursuant to the Servicing Agreement to (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within the time period required in the Servicing Agreement and
(II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the
Mortgages to the Trustee, except that, with respect to any Assignment of a
Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in accordance with the Servicing Agreement and, no recording of an Assignment of Mortgage will be required in a state if either
(i) the Depositor furnishes to the Trustee and the Securities Administrator an unqualified Opinion of Counsel reasonably acceptable to the Trustee and the
Securities Administrator to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such
Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of
Mortgage in such state is not required by any Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date.

          In the case of Mortgage Loans that have been prepaid in full as of the
Closing Date, the Depositor, in lieu of delivering the above documents to the
Trustee or a Custodian on behalf of the Trustee, as the case may be, will cause the Servicer to deliver to the Master Servicer for deposit in the Master
Servicer Custodial Account the portion of such payment that is required to be deposited in the Master Servicer Custodial Account pursuant to Section 3.09.

          Section 2.02 Acceptance by the Trustee or Custodian of the Mortgage
Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or a Custodian as its agent, will hold the documents referred to in Section 2.01 and the other documents delivered to it or a Custodian acting as its agent, as the case may be, constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate delivered to it, in trust for the exclusive use and benefit of all present and future
Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver or cause a Custodian to deliver to the Depositor and the Master
Servicer a certification in the form of Exhibit K hereto (the "Initial
Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, such Person has received the original Mortgage Note relating to each of the Mortgage Loans for which such Person is acting as
Custodian listed on the Mortgage Loan Schedule.

          Within 90 days after the execution and delivery of this Agreement, the
Trustee shall review, or cause a Custodian on behalf of the Trustee to review, the Mortgage Files in such Person's possession, and shall deliver to the
Depositor and the Master Servicer a certification in the form of Exhibit L hereto (the "Final Certification") to the effect that, as to each Mortgage Loan for which it is acting as Custodian listed in the Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final
Certification, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b).

                                      -27-

          If the Trustee or a Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File or if the Depositor, the Master Servicer, the
Trustee, a Custodian or the Securities Administrator discovers a breach by the
Servicer or the Seller of any representation, warranty or covenant under the
Servicing Agreement or the Mortgage Loan Purchase Agreement in respect of any
Mortgage Loan and such breach materially adversely affects the interest of the
Certificateholders in the related Mortgage Loan (provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the code shall be deemed to materially and adversely affect the interests of the Certificateholders), then such party shall promptly so notify the Master Servicer, the Seller, the Servicer and the
Depositor of such failure to meet the requirements of Section 2.01 or of such breach and request that the Servicer or the Seller, as applicable, deliver such missing documentation or cure such defect or breach within 90 days of its discovery or its receipt of notice of any such failure to meet the requirements of Section 2.01 or of such breach. If the Seller or the Servicer, as applicable, does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Servicer's or Seller's obligation, as the case may be, under the Servicing Agreement or the
Mortgage Loan Purchase Agreement, as applicable, and cause the Servicer or
Seller, as applicable, to either (a) solely in the case of the Seller, substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trust at the
Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date;
provided, further, that such substitution or repurchase must occur within 90 days of when such defect was discovered if such defect will cause the Mortgage
Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3)
of the Code.

          In performing any such review, the Trustee or a Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or a
Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the
Mortgage Loan Schedule based solely upon the review of items (i) and (xi) in the definition of Mortgage Loan Schedule. Neither the Trustee nor any Custodian
shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          In the event of a discovery of a breach of any representation or warranty of the Servicer or the Seller, the Trustee shall enforce the rights of the Trust under the Servicing Agreement and the Mortgage Loan Purchase Agreement
for the benefit of the Certificateholders. In the event of a breach of the representations or warranties with respect to the Mortgage Loans set forth in the Servicing Agreement, the Trustee shall enforce the right of the Trust to be indemnified for such breach of representation or warranty. In addition, if a breach of a representation set forth in clauses (k) and (o) of paragraph 3 of the Mortgage Loan Purchase Agreement occurs as a result of a violation of an applicable predatory or abusive lending law, the

                                      -28-

Trustee shall enforce the right of the Trust to reimbursement by the Seller for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"), but only to the extent the
Servicer does not so reimburse the Trust. It is understood and agreed that, except for any indemnification provided in the Servicing Agreement and the payment of any Reimbursement Amount, the obligation of the Servicer or the
Seller to cure or to repurchase (or substitute, in the case of the Seller) any
Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Servicer or the Seller in respect of such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

          With respect to the representations and warranties set forth in the
Mortgage Loan Purchase Agreement that are made to the best of the Seller's knowledge or as to which the Seller had no knowledge, if it is discovered by the
Depositor, the Master Servicer or the Trustee that the substance of such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the interest of the Certificateholders in the related Mortgage
Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

          It is understood and agreed that the representations and warranties set forth in the Mortgage Loan Purchase Agreement shall survive delivery of the
Mortgage Files to the Trustee or a Custodian and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Seller set forth in this Section 2.02 to cure, substitute for or repurchase a Mortgage
Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties contained in the
Mortgage Loan Purchase Agreement.

          The representations and warranties of the Servicer with respect to the
Mortgage Loans in the Servicing Agreement, which have been assigned to the
Trustee hereunder, were made as of the date specified in the Servicing
Agreement. To the extent that any fact, condition or event with respect to a
Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Servicer under the Servicing Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the Servicer under any applicable representation or warranty made by it. The Trustee acknowledges that the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the Servicer in the Servicing Agreement, without regard to whether the Servicer fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.04) under any circumstances.

                                      -29-

          With respect to each Substitute Mortgage Loan, the Seller shall deliver to the Trustee or Custodian on behalf of the Trustee, as the case may be, for the benefit of the Certificateholders, the Mortgage Note, the related
Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the
Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month.
Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate. For the month of substitution, distributions to Certificateholders will include the Monthly
Payment due for such month on any Defective Mortgage Loan for which the Seller has substituted a Substitute Mortgage Loan.

          The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute
Mortgage Loan or Loans and the Master Servicer shall deliver the amended
Mortgage Loan Schedule to the Securities Administrator, the Trustee and any
Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made to the Trustee with respect to such Substitute Mortgage
Loan, as of the date of substitution, the representations and warranties made pursuant to paragraph 3 of the Mortgage Loan Purchase Agreement. Upon any such substitution and the deposit to the Master Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall upon receipt of written notice from the Master Servicer of such deposit, release, or shall direct a
Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

          For any month in which the Seller substitutes one or more Substitute
Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution
Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed
Advances with respect to such Defective Mortgage Loans shall be remitted to the
Master Servicer Custodial Account by the Seller on or before the Servicer
Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder. The Repurchase Price of any repurchase and the Substitution
Adjustment Amount, if any, shall be deposited in the Master Servicer Custodial
Account. The Master Servicer shall give the Securities Administrator and the
Trustee written notice of such deposits.

          Notwithstanding anything to the contrary contained herein, no substitution shall occur more than two years from the Closing Date.

                                      -30-

          The Trustee shall retain or shall cause a Custodian to retain, as applicable, possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall cause to be promptly delivered to the Trustee or the Custodian on behalf of the
Trustee, as the case may be, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Master Servicer's possession from time to time.

          The Trustee or a Custodian on behalf of the Trustee shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any
Mortgage File should include any of the documents specified in Section
2.01(b)(iii), (iv), (v) and (vi).

          Section 2.03 Representations, Warranties and Covenants of the Master
Servicer.

          The Master Servicer hereby makes the following representations and warranties to the Depositor, the Securities Administrator and the Trustee, as of
the Closing Date:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the
     United States of America and has all licenses necessary to carry on its business as now being conducted. The Master Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this
     Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized.
     This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Master Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.
     All requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms.

          (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Master Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the
     Closing Date, be obtained.

          (iii) The consummation of the transactions contemplated by this
     Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or

                                      -31-

     result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the
     Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master
     Servicer or its property is subject.

          (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Master Servicer, threatened against the Master
     Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer, or in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would materially impair the ability of the
     Master Servicer to perform under the terms of this Agreement.

          The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

          Section 2.04 Representations and Warranties of the Depositor as to the
Mortgage Loans.

          The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

          (i) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans.
     The Mortgage Loans were not assigned or pledged by the Depositor and the
     Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

          (ii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the
     Trust.

          (iii) As of the Closing Date, the Depositor has not transferred the
     Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud an of its creditors.

          It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage
Files to the Trustee or a Custodian and shall inure to the benefit of the
Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

                                      -32-

          Section 2.05 Designation of Interests in the REMICs. The Trustee
hereby designates the Classes of Certificates (other than the Class A-R
Certificate) as "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections
860G(a)(1) and 860G(a)(2), respectively, and the REMIC Provisions generally.

          Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section
860G(a)(9) of the Code.

          Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the Regular Certificates is August 25, 2035.

          Section 2.08 Execution and Delivery of Certificates. The Depositor,
concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans for the benefit of the Holders of the Regular Certificates and the Class A-R
Certificate. The Trustee acknowledges receipt of the Mortgage Loans and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates and the Class A-R Certificate. The
interests evidenced by the Regular Certificates and the Class A-R Certificate
constitute the entire beneficial ownership interest in the REMIC.

                                  ARTICLE III

                       ADMINISTRATION AND MASTER SERVICING
                                OF MORTGAGE LOANS

          Section 3.01 Master Servicing of the Mortgage Loans. For and on behalf of the Certificateholders, the Master Servicer shall supervise, monitor and oversee the obligations of the Servicer to service and administer the Mortgage
Loans in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement, subject to the prior sentence, and with customary and usual standards of practice of prudent mortgage loan master servicers. Furthermore, the Master Servicer shall oversee and consult with the
Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under the Servicing
Agreement. The Master Servicer shall independently and separately monitor the
Servicer's servicing activities with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the
Servicer's and Master Servicer's records, and based on such reconciled and corrected information, prepare the Master Servicer's Certificate and any other information and statements required hereunder. The Master Servicer shall reconcile the

                                      -33-

results of its Mortgage Loan monitoring with the actual remittances of the
Servicer to the Master Servicer Custodial Account pursuant to the Servicing
Agreement.

          The relationship of the Master Servicer (and of any successor to the
Master Servicer as master servicer under this Agreement) to the Trustee and the
Securities Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          Section 3.02 Monitoring of the Servicer.

          (a) The Master Servicer shall be responsible for reporting to the
Trustee, the Securities Administrator and the Depositor the compliance by the
Servicer with its duties under the Servicing Agreement. In the review of the
Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to the Servicer's compliance with the terms of the Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the Servicing Agreement, or that a notice should be sent pursuant to the
Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Securities Administrator and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

          (b) In the event that the Servicer fails to perform its obligations in accordance with the Servicing Agreement, the Master Servicer shall, subject to the preceding paragraph, notify the Trustee in writing of such failure. Pursuant to its receipt of such notification from the Master Servicer, the Trustee shall terminate the rights and obligations of the Servicer under the Servicing
Agreement, and the Trustee, if it so elects, shall act as successor Servicer, or shall enter into a new Servicing Agreement with a successor Servicer appointed by the Trustee; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days)
before the actual servicing functions can be fully transferred to such successor
Servicer. Enforcement of the Servicing Agreement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Trustee, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The
Trustee shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party whom such enforcement is directed, provided that the Trustee shall not be required to prosecute or defend any legal action except to the extent that the Trustee shall have received reasonable indemnity for its costs and expenses in pursuing such action.

          (c) To the extent that any Servicing Transfer Costs are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the
Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the Master Servicer Custodial Account.

                                      -34-

          (d) The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in the Servicing
Agreement.

          (e) If the Trustee or other party acts as succesor Servicer, such party will not assume liability for the representations and warranties of the
Servicer.

          Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The Master
Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons involved in the performance of its obligations as
Master Servicer hereunder. These policies must insure the Master Servicer against losses resulting from dishonest or fraudulent acts committed by the
Master Servicer's personnel, any employees of outside firms that provide data processing services for the Master Servicer, and temporary contract employees or student interns. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Master Servicer by express waiver of FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

          Section 3.04 Access to Certain Documentation. The Master Servicer
shall provide and cause the Servicer to provide in accordance with the Servicing
Agreement to the OCC, the OTS, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OCC, the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OCC, the OTS, the FDIC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master
Servicer and the Servicer. In fulfilling such request for access, the Master
Servicer shall not be responsible to determine the sufficiency of any information provided by the Servicer. Nothing in this Section 3.04 shall limit the obligation of the Master Servicer and the Servicer to observe any applicable law and the failure of the Master Servicer or the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

          Section 3.05 Maintenance of Primary Mortgage Insurance Policy; Claims.

          (a) The Master Servicer shall not take, or permit the Servicer (to the extent such action is prohibited under the Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage
Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer (to the extent required under the Servicing Agreement) to keep in force and effect (to the extent that the
Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the Servicing

                                      -35-

Agreement, as applicable. The Master Servicer shall not, and shall not permit the Servicer (to the extent required under the Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this
Agreement and the Servicing Agreement, as applicable

          (b) The Master Servicer agrees to present, or to cause the Servicer
(to the extent required under the Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary
Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance
Policies respecting defaulted Mortgage Loans. Pursuant to Sections 3.08 and
3.09, any amounts collected by the Master Servicer or the Servicer under any
Primary Mortgage Insurance Policies shall be deposited in the Master Servicer
Custodial Account, subject to withdrawal pursuant to Section 3.12.

          Section 3.06 Rights of the Depositor, the Securities Administrator and
the Trustee in Respect of the Master Servicer.

          The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master
Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. None of the Securities
Administrator, the Trustee or the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer, and the
Securities Administrator, the Trustee or the Depositor shall not be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

          Section 3.07 Trustee to Act as Master Servicer.

          If the Master Servicer shall for any reason no longer be the Master
Servicer hereunder (including by reason of an Event of Default), the Trustee shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Master Servicer to assume, all of the rights and obligations of the
Master Servicer hereunder arising thereafter. Any such assumption shall be subject to Sections 7.02 and 8.05.

          The predecessor Master Servicer shall, upon request of the Trustee, but at the expense of the predecessor Master Servicer, deliver to the assuming party all master servicing documents and records and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute documentation and records to the assuming party. The Trustee shall be entitled to be reimbursed from the Master
Servicer (or the Trust if the Master Servicer is unable to fulfill its obligations hereunder) for all Master Servicing Transfer Costs.

          Section 3.08 Servicer Custodial Account.

          The Master Servicer shall enforce the obligation of the Servicer to establish and maintain a Servicer Custodial Account in accordance with the
Servicing Agreement, with

                                      -36-

records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Servicer, including Principal Prepayments, Insurance Proceeds,
Liquidation Proceeds, Recoveries and Advances made from the Servicer's own funds
(less servicing compensation as permitted by the Servicing Agreement) and all other amounts to be deposited in the Servicer Custodial Account. The Master
Servicer is hereby authorized to make withdrawals from and deposits to the
Servicer Custodial Account for purposes required or permitted by this Agreement.

          Section 3.09 Collection of Mortgage Loan Payments; Master Servicer
Custodial Account, Servicer Custodial Account, Distribution Account and Reserve
Account.

          (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Master Servicer shall enforce the obligations of the Servicer to collect all payments due under the terms and provisions of the Mortgage Loans when the same shall become due and payable to the extent such procedures shall be consistent with the Servicing Agreement.

          (b) The Master Servicer shall establish and maintain the Master
Servicer Custodial Account, which shall be an Eligible Account. The Master
Servicer shall promptly upon receipt, deposit in the Master Servicer Custodial
Account and retain therein any amounts which are required to be deposited in the
Master Servicer Custodial Account by the Master Servicer.

          (c) The Securities Administrator shall establish and maintain the
Distribution Account, into which the Master Servicer will deposit on or prior to
11:00 AM New York time, on each Distribution Date (or, if the Securities
Administrator is no longer the same Person as, or an Affiliate of, the Master
Servicer, the Business Day preceding each Distribution Date), all amounts on deposit in the Master Servicer Custodial Account for distribution to
Certificateholders. The Distribution Account shall be an Eligible Account.

          (d) On a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the Master Servicer shall deposit or cause to be deposited into the Master Servicer Custodial Account the following payments and collections remitted to the Master Servicer by the Servicer from the Servicer Custodial Account pursuant to the Servicing Agreement or otherwise received by the Master Servicer in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the
Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

          (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee and any Incremental Interest;

                                      -37-

          (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than
     Insurance Proceeds to be (1) applied to the restoration or repair of the
     Mortgaged Property, (2) released to the Mortgagor in accordance with
     Customary Servicing Procedures or (3) required to be deposited to the
     Escrow Account pursuant to Section 3.10 and (B) any Insurance Proceeds released from the Escrow Account;

          (iv) any amount required to be deposited by the Master Servicer pursuant to Section 3.09(e) in connection with any losses on Permitted
     Investments with respect to the Master Servicer Custodial Account;

          (v) any amounts relating to REO Property required to be remitted by the Servicer;

          (vi) Periodic Advances made by the Servicer pursuant to the Servicing
     Agreement (or, if applicable, by the Trustee pursuant to Section 3.22) and any Compensating Interest paid by the Servicer pursuant to the Servicing
     Agreement;

          (vii) all Repurchase Prices, all Substitution Adjustment Amounts and
     all Reimbursement Amounts to the extent received by the Servicer;

          (viii) any Recoveries; and

          (ix) any other amounts required to be deposited hereunder.

          If the Master Servicer shall deposit any amount not required to be deposited, it may at any time withdraw such amount from the Master Servicer
Custodial Account, any provision herein to the contrary notwithstanding. All funds required to be deposited in the Master Servicer Custodial Account shall be held by the Master Servicer in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.12.

          (e) Each institution at which the Master Servicer Custodial Account is maintained shall invest the funds therein as directed in writing by the Master
Servicer in Permitted Investments, which shall mature not later than the
Business Day next preceding the Distribution Date (except that if such Permitted
Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date)
and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Master Servicer Custodial Account
Reinvestment Income shall be for the benefit of the Master Servicer as its master servicing compensation and shall be remitted to the Master Servicer monthly as provided herein. The amount of any losses realized in the Master
Servicer Custodial Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer from its own funds in the Master Servicer Custodial Account. Each institution at which the
Distribution Account is maintained shall invest the funds therein if directed in writing by the Securities Administrator in Permitted Investments that are obligations of the institution that maintains the Distribution Account, which shall mature on the Distribution Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the
Trustee, for the benefit of the

                                      -38-

Certificateholders. All income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the
Distribution Account shall be for the benefit of the Securities Administrator as compensation for its services hereunder and the amount of any losses realized in the Distribution Account in respect of any such Permitted Investments shall promptly be deposited by the Securities Administrator from its own funds in the
Distribution Account.

          (f) The Master Servicer shall give notice to the Depositor, the
Trustee, the Securities Administrator and the Rating Agencies of any proposed change of location of the Master Servicer Custodial Account not later than 30 days after and not more that 45 days prior to any change thereof. The Securities
Administrator shall give notice to the Depositor, the Trustee, the Master
Servicer and the Rating Agencies of any proposed change of the location of the
Distribution Account maintained by the Securities Administrator not later than
30 days after and not more than 45 days prior to any change thereof. The creation of the Master Servicer Custodial Account and the Distribution Account
shall be evidenced by a certification substantially in the form of Exhibit F hereto.

          Section 3.10 Collection of Taxes, Assessments and Similar Items;
Escrow Account.

          To the extent required by the Servicing Agreement and by the related
Mortgage Note and not violative of current law, the Master Servicer shall require the Servicer to establish and maintain one or more escrow accounts
(collectively, the "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or Advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel the Servicer to establish the Escrow Account in violation of applicable law.

          Section 3.11 Access of Securities Administrator and Trustee to Certain
Documentation and Information Regarding the Mortgage Loans.

          The Master Servicer shall afford and shall enforce the obligation of the Servicer to afford the Securities Administrator and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer or the Servicer.

          Section 3.12 Permitted Withdrawals from the Master Servicer Custodial
Account and the Distribution Account.

          (a) The Securities Administrator shall withdraw funds from the
Distribution Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Master Servicer may from time to time make withdrawals from the Master Servicer Custodial Account for the following purposes:

          (i) to pay to the Servicer (to the extent not previously retained by
     it) the Servicing Fee to which it is entitled pursuant to the Servicing
     Agreement and any

                                      -39-

     Incremental Interest and to pay itself any Master Servicer Custodial
     Account Reinvestment Income;

          (ii) to pay the Securities Administrator and the Trustee any amounts due to the Securities Administrator and the Trustee under this Agreement
     (including, but not limited to, all amounts provided for under Section
     9.11, other than the amounts provided for in the first sentence of Section
     9.11);

          (iii) to reimburse the Servicer (or, if applicable, the Trustee) for unreimbursed Advances made pursuant to the Servicing Agreement (or in the case of the Trustee, pursuant to Section 3.22), such right of reimbursement pursuant to this clause (iii) being limited to amounts received on the
     Mortgage Loans in respect of which any such Advance was made;

          (iv) to reimburse the Servicer for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iv)
     being limited first to amounts received on the Mortgage Loans in respect of which such Nonrecoverable Advance was made and then to amounts received on all the Mortgage Loans;

          (v) to reimburse the Servicer for Insured Expenses from the related
     Insurance Proceeds;

          (vi) to pay to the purchaser, with respect to each Mortgage Loan or
     REO Property that has been purchased pursuant to Section 2.02, all amounts received thereon in error after the date of such purchase;

          (vii) to reimburse itself or the Depositor for expenses incurred by any of them and reimbursable pursuant to this Agreement, including but not limited to, Section 3.02 and Section 7.03;

          (viii) to withdraw any amount deposited in the Master Servicer
     Custodial Account and not required to be deposited therein; and

          (ix) to clear and terminate the Master Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

          (b) On each Distribution Date, funds on deposit in the Distribution
Account shall be used to make payments on the Regular Certificates and the Class
A-R Certificate as provided in Sections 5.01 and 5.02. The Distribution Account shall be cleared and terminated upon termination of this Agreement pursuant to
Section 10.01.

          Section 3.13 Maintenance of Hazard Insurance and Other Insurance.

          For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the Servicing Agreement to maintain or cause to be maintained fire, flood and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in accordance with the
Servicing Agreement. It is understood and agreed that such insurance provided for in this Section 3.13 shall be with insurers meeting the eligibility

                                      -40-

requirements set forth in the Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

          Pursuant to Sections 3.08 and 3.09, any amounts collected by the
Master Servicer, or by the Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the
Servicing Agreement) shall be deposited into the Master Servicer Custodial
Account, subject to withdrawal pursuant to Section 3.12. Any cost incurred by the Master Servicer or the Servicer in maintaining any such insurance if the
Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit;
provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to
Certificateholders and shall be recoverable by the Master Servicer or the
Servicer pursuant to Sections 3.08 and 3.09.

          Section 3.14 Presentment of Claims and Collection of Proceeds.

          The Master Servicer shall (to the extent provided in the Servicing
Agreement) cause the Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies.
Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

          Section 3.15 Enforcement of Due-On-Sale Clauses; Assumption
Agreements.

          To the extent provided in the Servicing Agreement and to the extent
Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with the
Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the
Servicing Agreement.

          Section 3.16 Realization Upon Defaulted Mortgage Loans; REO Property.

          (a) The Master Servicer shall cause the Servicer (to the extent required under the Servicing Agreement) to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the
Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the Servicing Agreement.

                                      -41-

          (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the
Certificateholders, or its nominee, on behalf of the Certificateholders. The
Master Servicer shall enforce the obligation of the Servicer, to the extent provided in the Servicing Agreement, to (i) cause the name of the Trust to be placed on the title to such REO Property and (ii) ensure that the title to such
REO Property references this Agreement. The Master Servicer shall, to the extent provided in the Servicing Agreement, cause the Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this
Agreement and the Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the Servicer to protect and conserve such REO Property in the manner and to the extent required by the
Servicing Agreement, subject to the REMIC Provisions.

          (c) The Master Servicer shall, to the extent required by the Servicing
Agreement, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Servicer Custodial
Account.

          (d) The Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Periodic
Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such unreimbursed Periodic Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

          (e) The Liquidation Proceeds from the final disposition of the REO
Property, net of any payment to the Servicer as provided above shall be deposited in the Servicer Custodial Account on or prior to the Determination
Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Master
Servicer Custodial Account.

          In the event that the Trust Estate acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a
Mortgage Loan, the Master Servicer shall enforce the obligation of the Servicer to dispose of such Mortgaged Property within the time period specified in the
Servicing Agreement unless the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the
Trust Estate may continue to hold such Mortgaged Property for the period of such extension. Notwithstanding any other provision of this Agreement, no Mortgaged
Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the
Trust in such a manner or pursuant to any terms that would (i) cause such
Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer or Servicer, as applicable, has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.

                                      -42-

          Section 3.17 Trustee to Cooperate; Release of Mortgage Files.

          Upon the payment in full of any Mortgage Loan, or the receipt by the
Master Servicer or the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or the
Servicer will immediately notify the Trustee (or, at the direction of the
Trustee, the Custodian) by delivering, or causing to be delivered, two copies
(one of which will be returned to the Servicer with the Mortgage File) of a
Request for Release (which may be delivered in an electronic format acceptable to the Trustee, the related Servicer and the Master Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven
Business Days release the related Mortgage File to the Master Servicer or the
Servicer. The Trustee shall at the Master Servicer's or the Servicer's direction execute and deliver to the Master Servicer or the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the
Master Servicer or the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Master Servicer shall enforce the Servicer's obligation under the Servicing Agreement to take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

          From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage
Note or the Mortgage or any of the other documents included in the Mortgage
File, the Trustee or the Custodian, as applicable, shall, upon delivery to the
Trustee (or, at the direction of the Trustee, the Custodian) of a Request for
Release signed by a Master Servicing Officer or a Servicing Officer, release the
Mortgage File within seven Business Days to the Master Servicer or the Servicer.
Subject to the further limitations set forth below, the Master Servicer or the
Servicer shall cause the Mortgage Files so released to be returned to the
Trustee or the Custodian, as applicable, when the need therefor no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

          If the Master Servicer or the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the Servicing Agreement, the Master Servicer or the Servicer
shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the
Mortgage Note or the Mortgage or otherwise available at law or in equity.

                                      -43-

          Section 3.18 Documents, Records and Funds in Possession of the Master
Servicer to be Held for the Trustee.

          Notwithstanding any other provisions of this Agreement, the Master
Servicer shall cause the Servicer to transmit to the Trustee or the Custodian on behalf of the Trustee as required by this Agreement and the Servicing Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the
Trustee for any funds received by the Master Servicer or the Servicer or which otherwise are collected by the Master Servicer or the Servicer as Liquidation
Proceeds, Recoveries or Insurance Proceeds in respect of any Mortgage Loan. All
Mortgage Files and funds collected or held by, or under the control of, the
Master Servicer or the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Master Servicer
Custodial Account or the Servicer Custodial Account, shall be held by the Master
Servicer or the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement and the Servicing Agreement. The Master Servicer
also agrees that it shall not knowingly create, incur or subject any Mortgage
File or any funds that are deposited in the Master Servicer Custodial Account or the Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Master Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

          Section 3.19 Master Servicer Compensation.

          Master servicing compensation in the form of Master Servicer Custodial
Account Reinvestment Income shall be remitted to or retained by the Master
Servicer pursuant to Section 3.12. The Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

          Section 3.20 Annual Statement as to Compliance.

          The Master Servicer shall deliver to the Securities Administrator (and the Securities Administrator will forward to the Trustee and each Rating
Agency), no later than March 15 following the end of each calendar year commencing with March 2006, an Officer's Certificate, signed by two officers of the Master Servicer, stating, as to the signers thereof, that (a) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement or similar agreements has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                                      -44-

          In addition, the Master Servicer shall enforce the Servicer's obligation under the Servicing Agreement to provide a similar statement to the
Securities Administrator relating to compliance with the Servicing Agreement.

          Section 3.21 Annual Independent Public Accountants' Servicing
Statement; Financial Statements.

          The Master Servicer shall enforce the Servicer's obligation under the
Servicing Agreement to provide a report to the Securities Administrator, as required to be provided each year pursuant to the Servicing Agreement, prepared by a firm of independent public accountants (who may also render other services to such Servicer or any affiliate thereof) which is a member of the American
Institute of Certified Public Accountants to the effect that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

          Section 3.22 Advances.

          The Master Servicer shall enforce the obligations of the Servicer to make Periodic Advances in accordance with the Servicing Agreement. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all
Advances of its own funds made pursuant to the Servicing Agreement. Based upon information set forth in the servicer reports, the Master Servicer shall inform the Securities Administrator of the amount of the Periodic Advance to be made by the Servicer no later than the related Servicer Remittance Date. If the Servicer fails to make any required Periodic Advance pursuant to the Servicing Agreement, the Trustee shall (i) unless the Trustee determines that such Periodic Advance would not be recoverable in its good faith business judgment, make such Periodic
Advance not later than the Business Day preceding the related Distribution Date and (ii) to the extent such failure leads to the termination of the Servicer and until such time as a successor Servicer is appointed, continue to make Periodic
Advances required pursuant to the Servicing Agreement for any Distribution Date,
within the same time frame set forth in (i) above, unless the Trustee determines
(to the extent provided in the Servicing Agreement) that such Periodic Advance would not be recoverable.

          Section 3.23 Reports to the Securities and Exchange Commission.

          (a) The Securities Administrator and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying its reporting requirements under the Exchange Act. Without limiting the generality of the foregoing, the Securities Administrator shall prepare on behalf of the Trust any monthly Current Reports on Form 8-K (each, a "Monthly
Form 8-K") and Annual Reports on Form 10-K (each, a "Form 10-K") customary for similar securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, and the Securities
Administrator shall sign and file (via the Securities and Exchange Commission's
Electronic Data Gathering and Retrieval System) such Forms (other than any
Annual Report on Form 10-K, which shall be signed by the Master Servicer) on behalf of the Trust.

                                      -45-

          (b) Each Monthly Form 8-K shall be filed by the Securities
Administrator within 15 days after each Distribution Date, including a copy of the monthly statement to Certificateholders delivered pursuant to Section
5.04(b) (each, a "Distribution Date Statement") for such Distribution Date as an exhibit thereto. On or prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the
Securities and Exchange Commission), commencing in the calendar year following the date of this Agreement, the Securities Administrator shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange
Commission staff's interpretations. Such Form 10-K shall include as exhibits the
Master Servicer's and the Servicer's annual statement of compliance described under Section 3.20 and the accountant's report referenced under Section 3.21, in each case, to the extent they have been timely delivered to the Securities
Administrator. If they are not so timely delivered, the Securities Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Securities Administrator. The
Securities Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the
Securities Administrator's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form
10-K shall also include a certification in the form attached hereto as Exhibit M
(the "Certification"), which shall be signed by a senior officer of the Master
Servicer in charge of the servicing functions. The Master Servicer shall deliver the Certification to the Securities Administrator three (3) Business Days prior to the latest date on which the Form 10-K may be timely filed. The Securities
Administrator, the Depositor and the Master Servicer shall reasonably cooperate to enable the Securities and Exchange Commission requirements with respect to the Trust to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.23, to be conducted or allocated in a different manner.

          (c) Prior to the latest date on which the Form 10-K may be timely filed each year, the Securities Administrator shall sign and deliver to the
Master Servicer a certification (in the form attached hereto as Exhibit N) for the benefit of the Master Servicer and its officers, directors and affiliates
(provided, however, that the Securities Administrator shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). In addition, the Securities Administrator shall indemnify and hold harmless the
Master Servicer, each person, if any, who "controls" the Master Servicer within the meaning of the 1933 Act, as amended and their respective officers, directors, agents and affiliates (collectively, the "Master Servicer Indemnified
Parties") from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the Securities Administrator pursuant to this Section 3.23(c), any breach by the Securities Administrator or any of its officers, directors, agents or affiliates of its obligations under this Section 3.23(c) or any material misstatements or omission contained in the certification delivered pursuant to this Section 3.23(c) or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer
Indemnified Parties, then the Securities Administrator agrees that it shall contribute to the amount paid or payable by such Master Servicer Indemnified
Parties as a result of the losses, claims, damages or liabilities of such Master
Servicer Indemnified

                                      -46-

Parties in such proportion as is appropriate to reflect the relative fault of such Master Servicer Indemnified Parties on the one hand and the Securities
Administrator on the other in connection with a breach of the Securities
Administrator's obligations under this Section 3.23(c), any material misstatement or omission contained in the certification delivered pursuant to this Section 3.23(c) or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith. The Master Servicer hereby acknowledges and agrees that the Depositor and the Securities Administrator are relying on the Master Servicer's performance of its obligations under Sections
3.20 and 3.21 in order to perform their respective obligations under this
Section 3.23.

          (d) Prior to the latest date on which the Form 10-K may be timely filed each year, the Master Servicer shall enforce the obligation of the
Servicer to provide the certification required pursuant to each of the Servicing
Agreement.

          (e) Upon any filing with the Securities and Exchange Commission, the
Securities Administrator shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

          (f) The obligations set forth in paragraphs (a) through (e) of this
Section shall only apply with respect to periods for which the Securities
Administrator is obligated to file reports on Form 8-K or 10-K pursuant to paragraph (b) of this Section. Upon request of the Depositor, the Securities
Administrator shall prepare, execute and file with the Securities and Exchange
Commission a Form 15 Suspension Notification with respect to the Trust, and thereafter there shall be no further obligations under paragraphs (a) through
(e) of this Section commencing with the fiscal year in which the Form 15 is filed (other than the obligations to be performed in such fiscal year that relate back to the prior fiscal year); provided, however, that at any time after the filing of a Form 15 Suspension Notification, if the number of
Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the
Exchange Act, the Securities Administrator shall recommence preparing and filing reports on Form 8-K and 10-K as required pursuant to this Section and the parties hereto will again have the obligations set forth in paragraphs (a)
through (e) of this Section.

                                   ARTICLE IV

                          MASTER SERVICER'S CERTIFICATE

          Section 4.01 Master Servicer's Certificate.

          Each month, not later than 12:00 noon Eastern time on the 18th calendar day of such month (or if such day is not a Business Day, the following
Business Day, the Master Servicer shall deliver to the Securities Administrator a Master Servicer's Certificate (in substance and format mutually acceptable to the Master Servicer and the Securities Administrator) certified by a Master
Servicing Officer setting forth the information necessary in order for the
Securities Administrator to perform its obligations under this Agreement. The
Securities Administrator may conclusively rely upon the information contained in a Master

                                      -47-

Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

                                   ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

          Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Master Servicer's Certificate, the Securities
Administrator shall distribute out of the Distribution Account (to the extent funds are available therein) to each Certificateholder of record on the related
Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the
Certificate Register, or (b) upon written request by the Holder of a Certificate
(other than a Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Securities Administrator shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

          None of the Holders of any Class of Certificates, the Depositor, the
Master Servicer, the Securities Administrator or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class. Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

          Section 5.02 Priorities of Distributions.

          (a) On each Distribution Date, based solely on the information contained in the Master Servicer's Certificate, the Securities Administrator
shall withdraw from the Distribution Account (to the extent funds are available therein), the Pool Distribution Amount, in an amount as specified in written notice received by the Securities Administrator from the Master Servicer pursuant to Section 4.01 hereof, and shall apply such funds to distributions on the Certificates. Distributions shall be made on the Certificates in the following order of priority and to the extent of such funds:

          (i) to each Class of Senior Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

          (ii) to the Senior Certificates, in an aggregate amount up to the
     Senior Principal Distribution Amount, such distribution to be allocated among such Classes in accordance with Section 5.02(b);

          (iii) to each Class of Subordinate Certificates, subject to paragraph
     (d) below, in the following order of priority:

                                      -48-

               (A) to the Class B-1 Certificates, an amount allocable to
          interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (B) to the Class B-1 Certificates, an amount allocable to
          principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

               (C) to the Class B-2 Certificates, an amount allocable to
          interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (D) to the Class B-2 Certificates, an amount allocable to
          principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

               (E) to the Class B-3 Certificates, an amount allocable to
          interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (F) to the Class B-3 Certificates, an amount allocable to
          principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

               (G) to the Class B-4 Certificates, an amount allocable to
          interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (H) to the Class B-4 Certificates, an amount allocable to
          principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

               (I) to the Class B-5 Certificates, an amount allocable to
          interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (J) to the Class B-5 Certificates, an amount allocable to
          principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

               (K) to the Class B-6 Certificates, an amount allocable to
          interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

               (L) to the Class B-6 Certificates, an amount allocable to
          principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero; and

          (iv) to the Holder of the Class A-R Certificate, any remaining Pool
     Distribution Amount.

          No Class of Certificates will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of
"Interest Distribution Amount" after its Class Certificate Balance has been reduced to zero.

                                      -49-

          All distributions in respect of the Interest Distribution Amount for a
Class of Certificates will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

          On each Distribution Date, the Securities Administrator shall distribute any Reimbursement Amounts received with respect to the Mortgage Loans sequentially to the Classes of Certificates then outstanding which bore the loss to which such Reimbursement Amount relates beginning with the most senior of such Classes of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement Amount remaining after the application described in the preceding sentence shall be included in the Pool
Distribution Amount.

          (b) With respect to the Senior Certificates:

          On each Distribution Date prior to the Senior Credit Support Depletion
Date, the amount distributable to the Senior Certificates pursuant to Section
5.02(a)(ii) for such Distribution Date, will be distributed as principal, sequentially, as follows:

          first, to the Class A-R Certificate, until its Class Certificate
Balance has been reduced to zero; and

          second, to the Class A-1 Certificates and Class A-2 Certificates, pro
rata, until their Class Certificate Balances have been reduced to zero.

          (c) On each Distribution Date, Accrued Certificate Interest for each
Class of Certificates for such Distribution Date shall be reduced by such Class'
pro rata share, based on such Class' Interest Distribution Amount for such
Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) on and after the
Senior Credit Support Depletion Date, any other Realized Loss on the Mortgage
Loans allocable to interest and (C) Relief Act Reductions incurred on the
Mortgage Loans during the calendar month preceding the month of such
Distribution Date.

          (d) Notwithstanding the priority and allocation contained in Section
5.02(a)(iii), if with respect to any Class of Subordinate Certificates on any
Distribution Date, (i) the sum of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Pool Stated Principal Balance (for each Class, the "Fractional
Interest") is less than the Original Fractional Interest for such Class, no distribution of principal in respect of clause (ii) of the Subordinate Principal
Distribution Amount will be made to any Classes of Subordinate Certificates junior to such Class (the "Restricted Classes") and the Class Certificate
Balances of the Restricted Classes of Subordinate Certificates will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not
Restricted Classes. If the sum of the Class Certificate Balances of the
Subordinate Certificates that are not Restricted Classes are reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Subordinate Certificates that are Restricted Classes in order of their respective numerical Class designations (beginning with the Class of

                                      -50-

Subordinate Certificates that is a Restricted Class then outstanding with the lowest numerical Class designation).

          Section 5.03 Allocation of Losses.

          (a) On or prior to each Determination Date, the Master Servicer shall inform the Securities Administrator in writing with respect to each Mortgage
Loan: (1) whether any Realized Loss is a Deficient Valuation or a Debt Service
Reduction, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized
Losses on the Mortgage Loans. Based on such information, the Securities
Administrator shall determine the total amount of Realized Losses on the
Mortgage Loans with respect to the related Distribution Date. Realized Losses shall be allocated to the Certificates by a reduction in the Class Certificate
Balances of the designated Classes pursuant to Section 5.03(b) below.

          The Class Certificate Balance of the Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of
Certificates (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) equals the sum of the
Adjusted Pool Amount for such Distribution Date.

          After the Senior Credit Support Depletion Date, the Class Certificate
Balances of the Senior Certificates in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of
Senior Certificates (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) equals the Adjusted Pool
Amount for such Distribution Date.

          Any such reduction or increase shall be allocated among the Senior
Certificates, based on the Class Certificate Balances immediately prior to such
Distribution Date until the Class Certificate Balances thereof have been reduced to zero.

          (b) Any reduction or increase in the Class Certificate Balance of a
Class of Certificates pursuant to Section 5.03(a) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage
Interests.

          (c) The calculation of the amount to be distributed as principal to any Class of Subordinate Certificates with respect to a Distribution Date (the
"Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses for such Distribution Date; provided, however, the actual payment of principal to the Classes of Subordinate Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated Principal Distribution for a Class of Subordinate Certificates is
greater than the Class Certificate Balance of such Class, the excess shall be distributed first, sequentially, to the Classes of Subordinate Certificates then outstanding (beginning with the Class of Subordinate Certificates then outstanding with the lowest numerical designation) until the respective Class

                                      -51-

Certificate Balance of each such Class is reduced to zero and then to the Senior
Certificates, pro rata, in accordance with the priorities set forth in Section
5.02.

          (d) After the Senior Credit Support Depletion Date, on any
Distribution Date on which the Class A-2 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class A-2 Certificates will be reduced by the Class A-2 Loss Allocation Amount and, notwithstanding Section
5.03(a), the Class Certificate Balance of the Class A-1 Certificates will not be reduced by the Class A-2 Loss Allocation Amount.

          (e) Any increase in the Class Certificate Balance allocated to the
Class A-1 Certificates pursuant to Section 5.03(a) will instead increase the
Class Certificate Balance of the Class A-2 Certificates.

          (f) Notwithstanding any other provision of this Section 5.03, no Class
Certificate Balance of a Class of Certificates will be increased on any
Distribution Date such that the Class Certificate Balance of such Class exceeds its Initial Class Certificate Balance less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates.

          Section 5.04 Statements to Certificateholders.

          (a) Prior to the Distribution Date in each month, based upon the information provided to the Securities Administrator in the Master Servicer's
Certificate delivered to the Securities Administrator pursuant to Section 4.01, the Securities Administrator shall determine the following information with respect to such Distribution Date:

          (i) the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

          (ii) the amount allocable to interest, any Class Unpaid Interest
     Shortfall included in such distribution and any remaining Class Unpaid
     Interest Shortfall after giving effect to such distribution;

          (iii) with respect to the Shifting Interest Certificates, if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

          (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

          (v) the Pool Stated Principal Balance for the following Distribution
     Date, as of the Due Date in the month of such Distribution Date;

          (vi) the Senior Percentage and the Subordinate Percentage for the
     following Distribution Date;

                                      -52-

          (vii) the amount of the Servicing Fee paid to or retained by the
     Servicer with respect to such Distribution Date;

          (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

          (ix) the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

          (x) the number and aggregate principal amounts of Mortgage Loans (A)
     delinquent (exclusive of Mortgage Loans in foreclosure or in bankruptcy)
     (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal
     Balance of such Mortgage Loan as of the close of business on the
     Determination Date preceding such Distribution Date and the date of acquisition thereof;

          (xii) the total number and principal balance of any REO Properties
     (and market value, if available) as of the close of business on the
     Determination Date preceding such Distribution Date;

          (xiii) the Senior Prepayment Percentage and the Subordinate Prepayment
     Percentage for the following Distribution Date;

          (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month and for such Distribution Date separately identifying any reduction thereof due to the allocations of Realized
     Losses; and

          (xv) the amount of Recoveries and Reimbursement Amounts.

          (b) No later than each Distribution Date, the Securities
Administrator, based upon information supplied to it on the Master Servicer's
Certificates, shall make available to each Holder of a Certificate, each Rating
Agency and the Master Servicer a statement setting forth the information set forth in Section 5.04(a).

          In the case of information furnished pursuant to clauses (i) and (ii)
of Section 5.04(a), the amounts shall be expressed as a dollar amount per
Certificate with a $1,000 denomination.

          On each Distribution Date, the Securities Administrator shall prepare and make available to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Securities Administrator, the
Financial Market Service and the

                                      -53-

Depositor, the information contained in the statement described in Section
5.04(a) for such Distribution Date.

          The Securities Administrator will make the monthly statement to
Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and other parties to this Agreement via the Securities Administrator's Internet website. The Securities Administrator's Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600.
Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

          Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i) and (ii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a
Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in force.

          The Securities Administrator shall deliver to the Holders of
Certificates any reports or information the Securities Administrator is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to
deliver to the Holders of Certificates, and the Securities Administrator shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Securities Administrator deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC
Provisions including, but not limited to, (i) information to be reported to the
Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual
Certificate by the Securities Administrator), (ii) information to be provided to the Holder of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii)
information to be provided to all Holders of Certificates setting forth the percentage of the REMIC's assets, determined in accordance with Treasury
Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Securities Administrator in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of the REMIC, nothing contained in this Agreement, including without limitation Section 7.03 hereof, shall be interpreted to require the Securities Administrator periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust
Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the

                                      -54-

Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

          Section 5.05 Tax Returns and Reports to Certificateholders.

          (a) For United States federal income tax purposes, the REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

          (b) The Securities Administrator shall prepare or cause to be prepared, the Trustee shall timely sign, and the Securities Administrator shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to the REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within
30 days of the Closing Date, the Securities Administrator shall obtain for the
REMIC a taxpayer identification number on Form SS-4 or as otherwise permitted by the Internal Revenue Service, and shall furnish or cause to be furnished to the
Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the
Trustee, or such other Person as may be required to sign such returns by the
Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

          (c) In the first United States federal income tax return of the REMIC for its short taxable year ending December 31, 2005, REMIC status shall be elected for the REMIC for such taxable year and all succeeding taxable years.

          (d) The Securities Administrator will maintain or cause to be maintained such records relating to the REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust
Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

          Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the REMIC as those of a "tax matters partner" under
Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class
A-R Certificate is hereby designated as the Tax Matters Person for the REMIC. By its acceptance of the Class A-R Certificate, such Holder irrevocably appoints the Securities Administrator as its agent to perform all of the duties of the
Tax Matters Person for the REMIC.

          Section 5.07 Rights of the Tax Matters Person in Respect of the
Securities Administrator. The Securities Administrator shall afford the Tax
Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the

                                      -55-

Securities Administrator in respect of its duties hereunder and access to officers of the Securities Administrator responsible for performing such duties.
Upon request, the Securities Administrator shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The
Securities Administrator shall make available to the Tax Matters Person such books, documents or records relating to the Securities Administrator's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters
Person shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and is not obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

          Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Securities Administrator, the Depositor and the Master
Servicer shall act in accordance herewith to assure continuing treatment of the the REMIC as a REMIC and avoid the imposition of tax on the REMIC created hereunder. In particular:

          (a) Neither the Securities Administrator nor the Trustee shall create, or permit the creation of, any "interests" in the REMIC within the meaning of
Code Section 860D(a)(2) other than the interests represented by the Regular
Certificates and the Residual Certificate.

          (b) Except as otherwise provided in the Code, (i) the Depositor and the Master Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in the
REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

          (c) The Securities Administrator, on behalf of the Trustee, shall not accept on behalf of the REMIC any fee or other compensation for services and none of the Securities Administrator, the Trustee or the Master Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

          (d) Neither the Securities Administrator, on behalf of the Trustee, nor the Trustee shall sell or permit the sale of all or any portion of the
Mortgage Loans (other than in accordance with Section 2.02), unless such sale is pursuant to a "qualified liquidation" of the REMIC as defined in Code Section
860F(a)(4)(A) and in accordance with Article X.

          (e) The Securities Administrator shall maintain books with respect to the Trust and the REMIC on a calendar year taxable year and on an accrual basis.

          The Trustee and the Securities Administrator shall take such action and shall cause the REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC
Provisions (and the Master Servicer shall, to the extent reasonably requested, assist such parties therewith). The Trustee and the Securities Administrator shall not take any action, cause the Trust to take any action or fail to take
(or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not

                                      -56-

taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Estate (including but not limited to the tax on prohibited transactions as defined in Section
860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event")
unless the Trustee and the Securities Administrator have received an Opinion of
Counsel, addressed to the Trustee and the Securities Administrator (at the
expense of the party seeking to take such action but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action shall not, with respect to the REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the
Trustee and the Securities Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer shall consult with the Trustee, the Securities Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC, and the Master Servicer shall not take any such action or cause the REMIC to take any such action as to which the Trustee or the Securities Administrator has advised it in writing that an Adverse REMIC
Event could occur. The Trustee or the Securities Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee or the Securities
Administrator. At all times as may be required by the Code, the Master Servicer on behalf of the Trustee shall ensure that substantially all of the assets of the REMIC shall consist of "qualified mortgages" as defined in Section
860G(a)(3) of the Code and "permitted investments" as defined in Section
860G(a)(5) of the Code. Morevoer, the Master Servicer shall have demonstrated to the satisfaction of the Securities Administrator that such action will not adversely affect the rights of the Holders of the Certificates and the
Securities Administrator and that such action will not adversely impact the rating of the Certificates.

          Section 5.09 Master Servicer, Securities Administrator and Trustee
Indemnification.

          (a) In the event that the REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction, prohibited contribution or net income from foreclosure property under the REMIC Provisions due solely to (i) the negligent performance by the Trustee of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Trustee or any co-trustee, the Trustee shall indemnify the Trust
Estate against any and all losses, claims, damages, liabilities or expenses
("Losses") resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the
Trustee's or any co-trustee's covenants.

          (b) In the event that the REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction, prohibited contribution or net income from foreclosure property under the REMIC Provisions due solely to (i) the negligent performance by the Master Servicer of its duties and obligations set forth herein

                                      -57-

or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Master Servicer, the Master Servicer shall indemnify the Trust Estate against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Master Servicer's covenants.

          (c) In the event that the REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction, prohibited contribution or net income from foreclosure property under the REMIC Provisions due solely to (i) the negligent performance by the Securities Administrator of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Securities Administrator, the Securities
Administrator shall indemnify the Trust Estate against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Securities
Administrator's covenants.

                                   ARTICLE VI

                                THE CERTIFICATES

          Section 6.01 The Certificates. The Classes of Senior Certificates and
the Subordinate Certificates shall be substantially in the forms set forth in
Exhibits A-1, A-2, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse of all
Certificates) and shall, on original issue, be executed by the Securities
Administrator and shall be authenticated and delivered by the Securities
Administrator to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Classes of Certificates shall be available to investors in minimum denominations of initial Certificate Balance
(or initial notional amount) and integral multiples in excess thereof set forth in the Preliminary Statement. The Senior Certificates (other than the Class A-R
Certificate), the Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the
Depository to, and deposited with, the Certificate Custodian, and all other
Classes of Certificates shall initially be issued in definitive, fully-registered form.

          The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer or signatory.
Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the
Securities Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                                      -58-

          Section 6.02 Registration of Transfer and Exchange of Certificates.

          (a) The Securities Administrator shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Securities
Administrator is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of
Certificates as herein provided. The Securities Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

          (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute and the
Securities Administrator shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every
Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

          (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry
Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another
Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such
Book-Entry Certificates; (C) ownership and transfers of registration of the
Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository
Participants; (E) the Securities Administrator shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for
purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(F) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its
Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

          (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the
     Depository Participant or brokerage firm representing such Certificate
     Owner. Each Depository Participant shall only transfer Book-Entry
     Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (iii) If the Depository advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as

                                      -59-

     Depository, and the Securities Administrator or the Depositor is unable to locate a qualified successor, the Securities Administrator shall notify all
     Certificate Owners, through the Depository, of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the
     "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of
     Certificates by the Depository (or by the Certificate Custodian, if it
     holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Securities
     Administrator shall issue the Definitive Certificates. None of the Master
     Servicer, the Depositor, the Securities Administrator or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive
     Certificates, the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the
Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the
Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933
Act and such laws, which Opinion of Counsel shall not be an expense of the
Securities Administrator or the Depositor and (ii) the Securities Administrator
shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the
Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Securities Administrator either (i) a representation letter in the form of Exhibit H from the transferee of such
Certificate, which representation letter shall not be an expense of the
Depositor, the Trustee, the Securities Administrator or the Master Servicer, or
(ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an

                                      -60-

employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law
("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Securities Administrator to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Trustee, the Depositor, the Securities Administrator or the
Master Servicer to any obligation in addition to those undertaken in this
Agreement, which Opinion of Counsel shall not be an expense of the Securities
Administrator, the Trustee or the Master Servicer. Any transferee of an ERISA
Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the
Certificate Registrar by the acceptance by a Certificate Owner of a Book-Entry
Certificate of the beneficial interest in any such Class of ERISA-Restricted
Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the
Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Securities Administrator and the Master Servicer of an
Opinion of Counsel satisfactory to the Securities Administrator and the Master
Servicer as described above shall be void and of no effect.

          Neither the Securities Administrator nor the Certificate Registrar
shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository
Participants or Certificate Owners, made in violation of applicable restrictions. The Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its
Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

          To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

          (f) Each Person who has or who acquires any Ownership Interest in a
Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual
Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a
     Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

                                      -61-

          (ii) No Person shall acquire an Ownership Interest in a Residual
     Certificate unless such Ownership Interest is a pro rata undivided interest.

          (iii) In connection with any proposed transfer of any Ownership
     Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

          (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the
     Securities Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a
     Residual Certificate to such proposed transferee shall be effected.

          (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such
     Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service
     Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for United States federal income tax purposes.

          (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted
     Transferee shall, upon discovery that the registration of transfer of such
     Residual Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Securities
     Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such
     Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The
     Securities Administrator shall be entitled to recover from any Holder of a
     Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual
     Certificate. Any such distributions so recovered by the Securities
     Administrator shall be distributed and delivered by the Securities
     Administrator to the prior Holder of such Residual Certificate that is a
     Permitted Transferee.

          (vii) If any Person other than a Permitted Transferee acquires any
     Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then

                                      -62-

     the Securities Administrator, based on information provided to the
     Securities Administrator by the Master Servicer, will provide to the
     Internal Revenue Service, and to the Persons specified in Section
     860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Securities
     Administrator under this clause (vii) shall be reimbursable by the Trust.

          (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

          (g) [Reserved]

          (h) No service charge shall be imposed for any transfer or exchange of
Certificates of any Class, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

          Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a)
any mutilated Certificate is surrendered to the Certificate Registrar or the
Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Securities
Administrator, the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen
Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new
Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Certificate Registrar)
connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed
Certificate shall be found at any time.

          Section 6.04 Persons Deemed Owners. Prior to due presentation of a
Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Certificate Registrar and any
agent of the Depositor, the Master Servicer, the Trustee, the Securities
Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the
Securities Administrator, the Certificate Registrar or any agent of the
Depositor, the Master Servicer, the Trustee, the Securities Administrator or the
Certificate Registrar shall be affected by notice to the contrary.

                                      -63-

                                   ARTICLE VII

                      THE DEPOSITOR AND THE MASTER SERVICER

          Section 7.01 Respective Liabilities of the Depositor and the Master
Servicer. The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Master
Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the master servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

          Section 7.02 Merger or Consolidation of the Depositor or the Master
Servicer. The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans
and to perform its respective duties under this Agreement.

          Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of
FNMA or FHLMC.

          Section 7.03 Limitation on Liability of the Depositor, the Master
Servicer and Others. None of the Depositor, the Master Servicer or any of the
directors, officers, employees or agents of the Depositor or of the Master
Servicer shall be under any liability to the Trust Estate or the
Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment;
provided, however, that this provision shall not protect the Depositor, the
Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any
Person respecting any matters arising hereunder. The Depositor, the Master
Servicer and any director, officer, employee or agent of the Depositor or the
Master Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans

                                      -64-

(except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the
Depositor or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the
Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the
Mortgage Loans on deposit in the Master Servicer Custodial Account as provided by Section 3.12.

          Section 7.04 Depositor and Master Servicer Not to Resign. Subject to
the provisions of Section 7.02, neither the Depositor nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the
Depositor or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Securities Administrator. No such resignation by the Master Servicer shall become effective until the Securities Administrator or a successor Master Servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

                                  ARTICLE VIII

                                     DEFAULT

          Section 8.01 Events of Default. If any one of the following events
("Events of Default") shall occur and be continuing:

          (a) any failure by the Master Servicer to deposit amounts in the
Distribution Account in the amount and manner provided herein so as to enable the Securities Administrator to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this
Agreement which continues unremedied by 3:00 P.M. New York time on the required date of deposit; or

          (b) failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master
Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator, the Trustee
or the Depositor, or to the Master Servicer, the Depositor, the Securities
Administrator and the Trustee by the Holders of Certificates evidencing Voting
Rights aggregating not less than 25% of all Certificates affected thereby; or

                                      -65-

          (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Master
Servicer, or for the winding up or liquidation of the Master Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (d) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to substantially all of its property; or
the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Master Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting
Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Master Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Master Servicer under this
Agreement. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section
8.01 and Section 8.05(a), unless and until such time as the Trustee shall appoint a successor Master Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage
Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Master Servicer in the Distribution
Account or thereafter received by the Master Servicer with respect to the
Mortgage Loans and, if the Master Servicer is acting as Custodian, the orderly transfer of the Mortgage Files to the successor Master Servicer or another
Custodian appointed pursuant to Section 9.12. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each
Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 8.01 shall be paid by the predecessor Master Servicer, notwithstanding the termination of the Master Servicer pursuant hereto, the
Master Servicer shall remain liable for any causes of action arising out of any
Event of Default occurring prior to such termination.

                                      -66-

          Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the
Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any
Event of Default.

          Section 8.03 Directions by Certificateholders and Duties of Trustee
During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each
Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this
Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Master Servicer or any successor Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would subject the Trustee to a risk of personal liability or be unjustly prejudicial to the non-assenting
Certificateholders.

          Section 8.04 Action upon Certain Failures of the Master Servicer and upon Event of Default. In the event that a Responsible Officer of the Trustee shall have actual knowledge of any failure of the Master Servicer specified in
Section 8.01(a) or (b) which would become an Event of Default upon the Master
Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer. If a Responsible Officer of the Trustee
shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

          Section 8.05 Trustee to Act; Appointment of Successor.

          (a) Within 90 days of the time the Master Servicer receives a notice of termination pursuant to Section 8.01, the Trustee (or other named successor)
shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding the foregoing, (i)

                                      -67-

the parties hereto agree that the Trustee, in its capacity as successor Master
Servicer, immediately will assume all of the obligations of the Master Servicer under this Agreement, (ii) the Trustee, in its capacity as successor Master
Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii) under no circumstances shall any provision of this Agreement be construed to require the
Trustee, acting in its capacity as successor to the Master Servicer in its obligation to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to
Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Master
Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that any such institution appointed as successor Master Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Master Servicer. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by the Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Master Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor
Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the
Trust).

          (b) In connection with the appointment of a successor Master Servicer or the assumption of the duties of the Master Servicer, as specified in Section
8.05(a), the Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, not to exceed the Master
Servicer compensation hereunder.

          (c) Any successor, including the Trustee, to the Master Servicer as master servicer shall during the term of its service as master servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.03.

          Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article
VIII, the Securities Administrator shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate
Register and to each Rating Agency.

                                      -68-

                                   ARTICLE IX

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

          Section 9.01 Duties of Trustee and Securities Administrator.

          (a) The Trustee and the Securities Administrator, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. In case an Event of
Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. In case an Event of Default has occurred of which a
Responsible Officer of the Securities Administrator shall have actual knowledge
(which has not been cured or waived), the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

          The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or the Depositor hereunder.

          (b) No provision of this Agreement shall be construed to relieve the
Trustee or the Securities Administrator from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, the
     Trustee and the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this
     Agreement against the Trustee and the Securities Administrator and, in the
     absence of bad faith on the part of the Trustee and the Securities
     Administrator, the Trustee and the Securities Administrator may
     conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Securities Administrator by the Depositor or the
     Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                                      -69-

          (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the
     Trustee was grossly negligent in ascertaining the pertinent facts;

          (iii) The Trustee (in its individual capacity) and the Securities
     Administrator (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

          (iv) The Trustee shall not be charged with knowledge of any default specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c) and (d) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office of the
     Trustee obtains actual knowledge of such failure or event or any
     Responsible Officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the
     Securities Administrator, the Depositor or any Certificateholder. The
     Securities Administrator shall not be charged with knowledge of any default specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c) and (d) of Section 8.01 unless a Responsible Officer of the Securities Administrator assigned to and working in the Corporate Trust
     Office of the Securities Administrator obtains actual knowledge of such failure or event or any Responsible Officer of the Securities Administrator
     receives written notice of such failure or event at its Corporate Trust
     Office from the Master Servicer, the Trustee, the Depositor or any
     Certificateholder; and

          (v) Except to the extent provided in Section 8.05 in respect of the
     Trustee, no provision in this Agreement shall require the Trustee or the
     Securities Administrator to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as
     Trustee or Securities Administrator hereunder, or in the exercise of any of its rights or powers, if the Trustee or the Securities Administrator shall have reasonable grounds for believing that repayment of funds or adequate indemnity or security satisfactory to it against such risk or liability is not reasonably assured to it and none of the provisions contained in this
     Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement.

          Section 9.02 Certain Matters Affecting the Trustee and the Securities
Administrator.

          Except as otherwise provided in Section 9.01:

          (i) The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and of evidencing the authorization of the

                                      -70-

     execution thereof by Certificateholders shall be subject to the reasonable regulations as the Trustee and the Securities Administrator, as applicable, may prescribe;

          (ii) The Trustee and the Securities Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the
     Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee or the Securities Administrator of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

          (iv) Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%;
     provided, however, that if the payment within a reasonable time to the
     Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities
     Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as the case may be, may require reasonable indemnity or security satisfactory to it against such expense or liability or payment of such estimated expenses as a condition to so proceeding;

          (vi) The Trustee and the Securities Administrator may each execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, custodian or independent contractor; and

                                      -71-

          (vii) the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities
     Administrator shall be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

          Section 9.03 Neither Trustee nor Securities Administrator Liable for
Certificates or Mortgage Loans. The recitals contained herein and in the
Certificates (other than the execution of, and the authentication on the
Certificates) shall be taken as the statements of the Depositor or Master
Servicer, as applicable, and neither the Trustee nor the Securities
Administrator assumes responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of funds paid to the
Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor.

          Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as the successor Master Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment;
the completeness of any Mortgage Loan; the performance or enforcement of any
Mortgage Loan (other than if the Trustee shall assume the duties of the Master
Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer); the compliance by the Depositor or the Master Servicer with any warranty or representation made under this
Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Master
Servicer or any loss resulting therefrom, it being understood that the Trustee and the Securities Administrator shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the
Depositor, the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer), or any
Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer)
taken in the name of the Securities Administrator; the failure of the Master
Servicer to act or perform any duties required of it as agent of the Trust or the Securities

                                      -72-

Administrator hereunder; or any action by the Trustee or the Securities
Administrator taken at the instruction of the Master Servicer (other than if the
Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Master
Servicer); provided, however, that the foregoing shall not relieve the Trustee or the Securities Administrator of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the
Mortgage Files pursuant to Section 2.02. The Trustee shall execute and file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

          Section 9.04 Trustee and Securities Administrator May Own
Certificates. Each of the Trustee and the Securities Administrator in their individual or any other capacities may become the owner or pledgee of
Certificates with the same rights it would have if it were not Trustee or the
Securities Administrator and may otherwise deal with the Master Servicer or any of its affiliates with the same right it would have if it were not the Trustee or the Securities Administrator.

          Section 9.05 Eligibility Requirements for Trustee and the Securities
Administrator. The Trustee and the Securities Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the
FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000.00 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee or securities administrator hereunder either an institution
(i) the long-term unsecured debt obligations of which are rated at least "A" by
S&P and Fitch or (ii) whose serving as Trustee or Securities Administrator hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the
Depositor or the Master Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
The principal office of the Trustee and the Securities Administrator (other than the initial Trustee or Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee or Securities Administrator is appointed Trustee or Securities
Administrator to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Securities
Administrator shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee or the Securities Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in
Section 9.06.

          The Securities Administrator (i) may not be an originator, Master
Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the
Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A-1" by S&P and "F1" by Fitch
(or such other rating acceptable to S&P and Fitch pursuant to a ratings confirmation). If no successor Securities Administrator shall have been appointed and shall have

                                      -73-

accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 9.05, then the Trustee shall perform the duties of the Securities Administrator pursuant to this
Agreement. Notwithstanding the above, the Trustee may, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an institution qualified under Section 9.05 hereof as the successor to the
Securities Administrator hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of a Securities Administrator hereunder;
provided, however, that any such institution appointed as successor Securities
Administrator shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the Securities Administrator. The
Trustee shall notify the Rating Agencies of any change of the Securities
Administrator.

          Section 9.06 Resignation and Removal of Trustee and the Securities
Administrator. The Trustee or the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Master Servicer and the Depositor and mailing a copy of such notice to all Holders of record. The Trustee or the Securities Administrator, as applicable, shall also mail a copy of such notice of resignation to each Rating
Agency. Upon receiving such notice of resignation, the Depositor shall use its best efforts to promptly appoint a mutually acceptable successor Trustee or
Securities Administrator, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or
Securities Administrator, as applicable, and one copy to the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or
Securities Administrator, as the case may be, shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

          If at any time the Trustee or Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the
Securities Administrator or of their respective property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities
Administrator or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer may remove the Trustee or the Securities Administrator, as the case may be, and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Securities Administrator, as applicable, so removed and one copy to the successor.

          The Holders of Certificates evidencing not less than 50% of the Voting
Rights may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Master Servicer and the
Trustee or the Securities Administrator, as applicable; the Master Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee or Securities Administrator, as the case may be, in accordance with this Section 9.06.

                                      -74-

          Any resignation or removal of the Trustee or the Securities
Administrator and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee or Securities Administrator, as the case may be, as provided in Section 9.07.

          Section 9.07 Successor Trustee or Securities Administrator. Any
successor Trustee or successor Securities Administrator appointed as provided in
Section 9.06 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor Trustee or Securities Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Securities Administrator shall become effective and such successor Trustee or Securities Administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities
Administrator, as applicable, herein. The predecessor Trustee or Securities
Administrator shall duly assign, transfer, deliver and pay over to the successor
Trustee or Securities Administrator, as the case may be, the whole of the
Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee or
Securities Administrator in the administration hereof as may be reasonably requested by the successor Trustee or Securities Administrator, as the case may be, and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee or Securities
Administrator has been removed pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee or Securities Administrator incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

          No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.07 unless at the time of such appointment such successor Trustee or Securities Administrator, as the case may be, shall be eligible under the provisions of Section 9.05.

          Upon acceptance of appointment by a successor Trustee or Securities
Administrator, as applicable, as provided in this Section 9.07, the Master
Servicer shall cooperate to mail notice of the succession of such Trustee or
Securities Administrator, as the case may be, hereunder to all Holders of
Certificates at their addresses as shown in the Certificate Register and to each
Rating Agency. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee or Securities
Administrator, the successor Trustee or Securities Administrator, as the case may be, shall cause such notice to be mailed at the expense of the Master
Servicer.

          Section 9.08 Merger or Consolidation of Trustee or Securities
Administrator. Any corporation or banking association into which either the
Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities
Administrator shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the
Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities

                                      -75-

Administrator, as applicable, hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 9.09 Appointment of Co-Trustee or Separate Trustee.
Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged
Property may at the time be located or for any other reason, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust
Estate, or any part thereof, and, subject to the other provision of this Section
9.09, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07. The Securities
Administrator shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

          In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be

                                      -76-

adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 9.10 Authenticating Agents. The Securities Administrator may
appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Securities Administrator in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be
Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Securities Administrator
or the Securities Administrator's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Securities Administrator by an Authenticating
Agent and a certificate of authentication or countersignature executed on behalf of the Securities Administrator by an Authenticating Agent. Each Authenticating
Agent must be acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United
States of America or of any State, having a place of business in New York, New
York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

          Any corporation or banking association into which any Authenticating
Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Securities Administrator or the Authenticating Agent.

          Any Authenticating Agent may at any time resign by giving written notice of resignation to the Securities Administrator and to the Master
Servicer. The Securities Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such
Authenticating Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Securities Administrator may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Master Servicer and shall mail notice of such appointment to all
Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

          Section 9.11 Securities Administrator's Fees and Expenses and
Trustee's Expenses. The Trustee, as compensation for its services hereunder, shall be entitled to a fee in an amount agreed upon between the Securities
Administrator and the Trustee, payable by the Securities Administrator out of its own funds and not out of any funds of the Trust Estate. As set forth in
Section 3.09(e), the Securities Administrator shall be entitled all income and gains net of

                                      -77-

any losses realized from Permitted Investments of funds in the Distribution
Account as compensation for its services hereunder. The Trustee and the
Securities Administrator, as the case may be, and any director, officer, employee or agent of the Trustee or the Securities Administrator, as the case may be, shall be indemnified and held harmless by the Trust against any claims, damage, loss, liability or expense (including reasonable attorney's fees) (a)
incurred in connection with or arising from or relating to (i) this Agreement,
(ii) the Certificates, or (iii) the performance of any of the Trustee's or
Securities Administrator's, as the case may be, duties hereunder, other than any claims, damage, loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the
Trustee's or Securities Administrator's, as the case may be, duties hereunder,
(b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Master Servicer and (c) arising out of the transfer of any ERISA-Restricted Certificate or Residual Certificate not in
compliance with ERISA. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee or the Securities
Administrator, and except for any such expense, disbursement or advance as may arise from the Trustee's or the Securities Administrator's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee and the
Securities Administrator for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator in accordance with any of the provisions of this Agreement to the extent permitted by Treasury
Regulations Section 1.860G-1(b)(3)(ii) and (iii). Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall be entitled to payment or reimbursement for any routine ongoing expenses incurred by the
Trustee or the Securities Administrator, as applicable, in the ordinary course of its duties as Trustee or Securities Administrator, Certificate Registrar or
Paying Agent hereunder or for any other expenses. The provisions of this Section
9.11 shall survive the termination of this Agreement or the resignation or removal of the Trustee or the Securities Administrator, as applicable, hereunder.

          Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor, terminate the
Custodian and appoint one or more successor Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor. Subject to this Article IX, the
Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

          Section 9.13 Paying Agents. The Securities Administrator may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Securities Administrator in making withdrawals from the
Distribution Account and distributions to Certificateholders as provided in
Section 3.09 and Section 5.02. Wherever reference is made in this Agreement to withdrawal from the Distribution Account by the Securities Administrator, such reference shall be deemed to include such a withdrawal on behalf of the
Securities Administrator by a Paying Agent. Initially, the Paying Agent shall be
Wells Fargo Bank, N.A. Whenever reference is made in this Agreement to a distribution by the Securities Administrator or the furnishing of a statement to
Certificateholders by the Securities Administrator, such reference shall be deemed to include such a distribution or furnishing on behalf of the Securities

                                      -78-

Administrator by a Paying Agent. Each Paying Agent shall provide to the
Securities Administrator such information concerning the Distribution Account as the Securities Administrator shall request from time to time. Each Paying Agent must be reasonably acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United
States of America or of any state, having (except in the case of the Trustee or the Securities Administrator) a principal office and place of business in New
York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

          Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying
Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

          Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee, the Securities Administrator and to the Master
Servicer; provided that the Paying Agent has returned to the Distribution
Account or otherwise accounted, to the reasonable satisfaction of the Securities
Administrator, for all amounts it has withdrawn from the Distribution Account.
The Securities Administrator may, upon prior written approval of the Master
Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Securities
Administrator may appoint, upon prior written approval of the Master Servicer, a successor Paying Agent, shall give written notice of such appointment to the
Servicer and shall mail notice of such appointment to all Certificateholders.
Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent.
The Securities Administrator shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

          Section 9.14 Limitation of Liability. The Certificates are executed by the Securities Administrator, not in its individual capacity but solely as
Securities Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator in the
Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust.

          Section 9.15 Trustee or Securities Administrator May Enforce Claims
Without Possession of Certificates. All rights of action and claims under this
Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Securities Administrator without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee or the Securities Administrator shall

                                      -79-

be brought in its own name or in its capacity as Trustee or Securities
Administrator. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the
Trustee, its agents and counsel, be for the ratable benefit of the
Certificateholders in respect of which such judgment has been recovered.

          Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this
Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the
Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

          Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the
Trustee post a bond or other surety with any court, agency or body whatsoever.

          Section 9.18 Waiver of Inventory, Accounting and Appraisal
Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                    ARTICLE X

                                   TERMINATION

          Section 10.01 Termination upon Purchase or Liquidation of All Mortgage
Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the
Trustee created hereby (other than the obligation of the Securities
Administrator to make certain payments to Certificateholders after the Final
Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Securities Administrator pursuant to Sections 5.04(b) and
5.05(b)) shall terminate upon the last action required to be taken by the
Securities Administrator on the Final Distribution Date pursuant to this Article
X following the earlier of (a) the purchase of all the Mortgage Loans and all
REO Property remaining in the Trust Estate by the Master Servicer at a price equal to the sum of (i) 100% of the unpaid principal balance of each such
Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below)
and (ii) the fair market value of such REO Property (as determined by the Master
Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to
Certificateholders pursuant to the fifth paragraph of this Article X), plus any
Class Unpaid Interest Shortfall as well as any accrued and unpaid interest through the last day of the month of such purchase at the related Mortgage
Interest Rate on the unpaid principal balance of each such Mortgage Loan
(including any Mortgage Loan as to which REO Property has been acquired) or (b)
the final

                                      -80-

payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan remaining in the Trust Estate or the disposition of all REO
Property.

          The Master Servicer may not exercise the purchase option until all
Reimbursement Amounts for the Mortgage Loans and related REO Property have been paid. The Securities Administrator shall notify the Seller, upon notice of the
Master Servicer's intent to exercise its purchase option, of any related
Reimbursement Amounts outstanding.

          Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the
United States to the Court of St. James, living on the date hereof.

          The right of the Master Servicer to purchase the Mortgage Loans and related REO Property is conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans being less than 1% of the aggregate Cut-off Date Stated
Principal Balance of the Mortgage Loans. In addition, the right of the Master
Servicer to purchase the Mortgage Loans and related REO Property is conditioned on the purchase price being less than or equal to the aggregate fair market value of the Mortgage Loans being purchased (other than any Mortgage Loan as to which REO Property has been acquired) and the REO Properties; provided, however, that this sentence shall not apply if, at the time of purchase, the Master
Servicer is no longer subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the OTS. Fair market value for the purposes of the previous sentence and the first paragraph of this Section
10.01 will be determined by the Master Servicer exercising its purchase right as of the close of business on the third (3rd) Business Day preceding the date upon which such notice of the exercise of any purchase right is furnished to
Certificateholders pursuant to the sixth paragraph of this Section 10.01.

          If such right is exercised by the Master Servicer, the Custodian shall, promptly following payment of the purchase price, release to the Master
Servicer or its respective designees, the Mortgage Files pertaining to such
Mortgage Loans being purchased.

          Notice of termination of the Trust, specifying the date upon which the
Certificateholders may surrender their Certificates to the Securities
Administrator for payment of the final distribution and for cancellation, shall be given promptly by the Securities Administrator by letter to the
Certificateholders mailed not later than the 15th day of the month of such final distribution specifying (1) the applicable Distribution Date, upon which final payment of the Certificates will be made upon presentation and surrender of such
Certificates at the office or agency of the Securities Administrator therein designated, (2) the amount of any such final payment and (3) that the Record
Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Securities Administrator therein specified. The
Securities Administrator shall give such notice to the Trustee, the Master
Servicer and the Certificate Registrar at the time such notice is given to such
Certificateholders. The Master Servicer shall deposit in the Distribution
Account on or before the applicable Distribution Date, in immediately available funds, an amount equal to the amount necessary to make the amount, if any, on deposit in the Distribution Account on such Distribution Date, as applicable, equal to the purchase price for the

                                      -81-

related assets of the Trust Estate computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

          Upon presentation and surrender of the Certificates, the Securities
Administrator shall cause to be distributed to the Certificateholders of each
Class, in the order set forth in Section 5.02 hereof, as applicable, on the applicable Distribution Date, and in proportion to their respective Percentage
Interests, with respect to Certificateholders of the same Class, all cash on hand in respect of the REMIC (other than the amounts retained to meet claims).

          If the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the
Securities Administrator shall on such date cause all funds in the Distribution
Account not distributed in final distribution to such Certificateholders to continue to be held by the Securities Administrator in an Eligible Account for
the benefit of such Certificateholders and the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive a final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their
Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

          Section 10.02 Additional Termination Requirements.

          (a) If the Master Servicer exercises the purchase option as provided in Section 10.01, the REMIC shall be terminated in accordance with the following additional requirements, unless the Securities Administrator and the Trustee have received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in
Section 860F of the Code, or (ii) cause the REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) the Securities Administrator shall specify the first day in the
     90-day liquidation period in a statement attached to the REMIC's final tax return pursuant to Treasury Regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

          (ii) during such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Securities
     Administrator shall sell all of the assets of the Trust Estate to the
     Master Servicer for cash; and

          (iii) at the time of the making of the final payment on the
     Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual
     Certificate all cash on hand in the Trust Estate (other than cash retained to meet claims), and the Trust shall terminate at that time.

          (b) By its acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be

                                      -82-

reasonably requested by the Depositor, the Master Servicer, the Trustee or the
Securities Administrator.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the
Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC created hereunder as a
REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the
Securities Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Distribution Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates (other than the Class B-6 Certificates) as evidenced by a letter from each Rating
Agency rating such Certificates to such effect and (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this
Agreement, provided that such action shall not, as evidenced by an Opinion of
Counsel, adversely affect in any material respect the interests of any
Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no
Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

          This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates,
Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the
Holders of such Certificates; provided, however, that no such amendment shall
(A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any
Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

                                      -83-

          Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee and the Securities Administrator with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the
REMIC created hereunder as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this
Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the REMIC created hereunder as a REMIC.

          Promptly after the execution of any such amendment or consent the
Securities Administrator shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and each Rating Agency.

          It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Securities Administrator may prescribe.

          Section 11.02 Recordation of Agreement; Counterparts. This Agreement
is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the
Securities Administrator, who will act at the direction of Holders of
Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Securities Administrator accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this
Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the
Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third

                                      -84-

person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Securities Administrator a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Securities Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the
Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all
Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03, each and every Certificateholder and the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

          Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE
CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES
OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of
New York and the United States District Court located in the Borough of
Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

          Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Securities Administrator may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the

                                      -85-

Depositor, Banc of America Funding Corporation, 214 North Tryon Street,
Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial
Officer, (b) in the case of the Master Servicer, Wells Fargo Bank, N.A., 9062
Old Annapolis Road, Columbia, Maryland 21045, Attention: BAFC 2005-D, (c) in the
case of the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98,
Columbia, Maryland 21046, Attention: BAFC, Series 2005-D, and for overnight delivery purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951, Attention: BAFC, Series 2005-D, with a copy to Wells Fargo
Bank, N.A., Sixth and Marquette Avenue, Minneapolis, Minnesota, 55479,
Attention: BAFC, Series 2005-D, (d) in the case of the Trustee, Wachovia Bank,
National Association, 401 South Tryon Street, Charlotte, North Carolina 28288,
Attention: Structured Finance Services, BAFC 2005-D, (e) in the case of S&P,
Standard & Poor's, a division of the McGraw-Hill Companies, Inc., 55 Water
Street, New York, NY 10041, Attn: Residential Mortgage Surveillance Manager and
(f) in the case of Fitch, Fitch Ratings, One State Street Plaza, New York, New
York 10004, Attn: Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the
Certificate Register. Any notice to a Certificateholder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.07 Certificates Nonassessable and Fully Paid. It is the
intention of the Securities Administrator that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the
Securities Administrator pursuant to Section 6.01 are and shall be deemed fully paid.

          Section 11.08 Access to List of Certificateholders. The Certificate
Registrar will furnish or cause to be furnished to the Trustee and the
Securities Administrator, within 15 days after the receipt of a request by the
Trustee and/or the Securities Administrator in writing, a list, in such form as the Trustee and/or the Securities Administrator may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

          If three or more Certificateholders apply in writing to the Securities
Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then

                                      -86-

the Securities Administrator shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Securities
Administrator. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Securities Administrator shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

          Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Securities Administrator that neither the
Certificate Registrar nor the Securities Administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

          Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the
Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

          Section 11.10 Third Party Beneficiary. Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the
Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                                      -87-

          IN WITNESS WHEREOF, the Depositor, the Securities Administrator, the
Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                        BANC OF AMERICA FUNDING CORPORATION,
                                        as Depositor

                                        By: /s/ Scott Evans
                                            ------------------------------------
                                            Name: Scott Evans
                                            Title: Senior Vice President

                                        WELLS FARGO BANK, N.A.,
                                        as Master Servicer

                                        By: /s/ Peter A. Gobell
                                            ------------------------------------
                                            Name: Peter A. Gobell
                                            Title: Vice President

                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator

                                        By: /s/ Peter A. Gobell
                                            ------------------------------------
                                            Name: Peter A. Gobell
                                            Title: Vice President

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Trustee

                                        By: /s/ Bryon M. Tinnin
                                            ------------------------------------
                                            Name: Bryon M. Tinnin
                                            Title: Assistant Vice President

             [Signature Page to the Pooling and Servicing Agreement]

STATE OF MARYLAND     )
                      )   ss.:
COUNTY OF BALTIMORE   )
                      )

          On the 30th day of June, 2005, before me, a notary public in and for the State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells
Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                            /s/ Darron C. Woodus
                                            ------------------------------------
                                            Notary Public

[Notarial Seal]

My commission expires 12-6-2008.

              [Notary Page to the Pooling and Servicing Agreement]

STATE OF NORTH CAROLINA   )
                          )   ss.:
COUNTY OF MECKLENBURG     )
                          )

          On the 30th day of June, 2005, before me, a notary public in and for the State of North Carolina, personally appeared Scott Evans, known to me who, being by me duly sworn, did depose and say that he is a Senior Vice President of
Banc of America Funding Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.

                                            /s/ Stephanie M. Siejka
                                            ------------------------------------
                                            Notary Public

[Notarial Seal]

My commission expires 12-15-2007.

              [Notary Page to the Pooling and Servicing Agreement]

STATE OF NORTH CAROLINA   )
                          )   ss.:
COUNTY OF MECKLENBURG     )
                          )

          On the 30th day of June, 2005, before me, a notary public in and for the State of North Carolina, personally appeared Bryon M. Tinnin, known to me who, being by me duly sworn, did depose and say that he is an Assistant Vice
President of Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                            /s/ Sandy L. Lee
                                            ------------------------------------
                                            Notary Public

[Notarial Seal]

My commission expires 8-30-2009.

              [Notary Page to the Pooling and Servicing Agreement]

STATE OF MARYLAND     )
                      )   ss.:
COUNTY OF BALTIMORE   )
                      )

          On the 30th day of June, 2005, before me, a notary public in and for the State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells
Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                            /s/ Darron C. Woodus
                                            ------------------------------------
                                            Notary Public

[Notarial Seal]

My commission expires 12-6-2008.

              [Notary Page to the Pooling and Servicing Agreement]

                                   EXHIBIT A-1

                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                                      A-1-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class A-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:               June 1, 2005

First Distribution Date:    July 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[___]

Initial Class Certificate
Balance of this Class:      $1,000,000,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  06051G DM 8

ISIN No.:                   US06051GDM87

          THIS CERTIFIES THAT __________ is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the
Denomination of this Certificate by the Initial Class Certificate Balance of the
Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and as master servicer
(the "Master Servicer"), and Wachovia Bank, National Association, as trustee
(the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer,

                                      A-1-2

the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          Interest will accrue on these Certificates for each Distribution Date at a per annum rate equal to the Net WAC Rate.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate shall not be entitled to any benefit under the
Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                      A-1-3

                                   EXHIBIT A-2

                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                                      A-2-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class A-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:               June 1, 2005

First Distribution Date:    July 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[___]

Initial Class Certificate
Balance of this Class:      $57,066,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  06051G DN 6

ISIN No.:                   US06051GDN60

          THIS CERTIFIES THAT __________ is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the
Denomination of this Certificate by the Initial Class Certificate Balance of the
Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and as master servicer
(the "Master Servicer"), and Wachovia Bank, National Association, as trustee
(the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer,

                                      A-2-2

the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          Interest will accrue on these Certificates for each Distribution Date at a per annum rate equal to the Net WAC Rate.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate shall not be entitled to any benefit under the
Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                      A-2-3

                                   EXHIBIT A-R
                     [FORM OF FACE OF CLASS A-R CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

THIS CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY
EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR
TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF
OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER
RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY
ATTEMPTED OR PURPORTED TRANSFER OF THIS CLASS 1-A-R CERTIFICATE IN VIOLATION OF
SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN
THE PURPORTED TRANSFEREE.

                                      A-R-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class A-R

evidencing a 100% Percentage Interest in the distributions allocable to the
Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:               June 1, 2005

First Distribution Date:    July 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[____]

Initial Class Certificate
Balance of this Class:      $100.00

Pass-Through Rate:          Variable

CUSIP No.:                  06051G DP 1

ISIN No.:                   US06051GDP19

          THIS CERTIFIES THAT __________ is the registered owner of 100%
Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust
was created pursuant to a Pooling and Servicing Agreement, dated June 30, 2005
(the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank,
N.A., as securities administrator (the "Securities Administrator") and as master servicer (the "Master Servicer"), and Wachovia Bank, National Association, as
trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                      A-R-2

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          Interest will accrue on these Certificates for each Distribution Date at a per annum rate equal to the Net WAC Rate.

          Any distribution of the proceeds of any remaining assets of the
Distribution Account will be made only upon presentment and surrender of this
Class A-R Certificate at the Corporate Trust Office.

          Each Person who has or who acquires this Class A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-R
Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-R Certificate, the Securities
Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing
Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Securities
Administrator has actual knowledge that the proposed transferee is not a
Permitted Transferee, no transfer of any Ownership Interest in this Class A-R
Certificate to such proposed transferee shall be effected; (v) this Class A-R
Certificate may not be purchased by or transferred to any Person that is not a
U.S. Person, unless (A) such Person holds this Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective
Internal Revenue Service Form W-8ECI (or any successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an
Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Class A-R
Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a
Permitted Transferee acquires the Class A-R Certificate in violation of such restrictions, then the Securities Administrator, based on information provided to the Securities Administrator by the Master Servicer, will provide to the
Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
(6) of the Code, information needed to compute the tax imposed under Section
860E(e) of the Code on transfers of residual interests to disqualified organizations.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                      A-R-3

          This Certificate shall not be entitled to any benefit under the
Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      A-R-4

                                   EXHIBIT B-1

                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                                      B-1-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class B-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:               June 1, 2005

First Distribution Date:    July 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[____]

Initial Class Certificate
Balance of this Class:      $17,391,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  06051G DQ 9

ISIN No.:                   US06051GDQ91

          THIS CERTIFIES THAT __________ is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the
Denomination of this Certificate by the Initial Class Certificate Balance of the
Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and as master servicer
(the "Master Servicer"), and Wachovia Bank, National Association, as trustee
(the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer,

                                      B-1-2

the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          Interest will accrue on these Certificates for each Distribution Date at a per annum rate equal to the Net WAC Rate.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate shall not be entitled to any benefit under the
Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                      B-1-3

                                   EXHIBIT B-2

                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT.

                                      B-2-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class B-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:               June 1, 2005

First Distribution Date:    July 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[____]

Initial Class Certificate
Balance of this Class:      $4,892,000.00

Pass-Through Rate           Variable

CUSIP No.:                  06051G DR 7

ISIN No.:                   US06051DR74

          THIS CERTIFIES THAT __________ is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the
Denomination of this Certificate by the Initial Class Certificate Balance of the
Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and as master servicer
(the "Master Servicer"), and Wachovia Bank, National Association, as trustee
(the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer,

                                      B-2-2

the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          Interest will accrue on these Certificates for each Distribution Date at a per annum rate equal to the Net WAC Rate.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate shall not be entitled to any benefit under the
Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                      B-2-3

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AND THE CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT.

                                      B-3-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class B-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:               June 1, 2005

First Distribution Date:    July 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[____]

Initial Class Certificate
Balance of this Class:      $2,717,000.00

Pass-Through Rate           Variable

CUSIP No.:                  06051G DS 5

ISIN No.:                   US06051GDS57

          THIS CERTIFIES THAT __________ is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the
Denomination of this Certificate by the Initial Class Certificate Balance of the
Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and as master servicer
(the "Master Servicer"), and Wachovia Bank, National Association, as trustee
(the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer,

                                      B-3-2

the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          Interest will accrue on these Certificates for each Distribution Date at a per annum rate equal to the Net WAC Rate.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate shall not be entitled to any benefit under the
Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                      B-3-3

                                   EXHIBIT B-4

                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AND THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS
NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY
SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE
SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY
GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO

                                      B-4-1

PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND
LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER
PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN
SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10%
OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH
AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF
ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE
PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE
PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT
CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING
OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE
DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO
ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING
AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN
SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION
LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE
PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE
PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                                      B-4-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class B-4

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:               June 1, 2005

First Distribution Date:    July 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[____]

Initial Class Certificate
Balance of this Class:      $2,174,000.00

Pass-Through Rate           Variable

CUSIP No.:                  06051G DT 3

ISIN No.:                   US06051GDT31

          THIS CERTIFIES THAT __________ is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the
Denomination of this Certificate by the Initial Class Certificate Balance of the
Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and as master servicer
(the "Master Servicer"), and Wachovia Bank, National Association, as trustee
(the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer,

                                      B-4-3

the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          Interest will accrue on these Certificates for each Distribution Date at a per annum rate equal to the Net WAC Rate.

          No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Securities Administrator or the Depositor may require a written
Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the
Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of
Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the
Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Securities
Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate shall not be entitled to any benefit under the
Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                      B-4-4

                                   EXHIBIT B-5

                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AND THE CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED
IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS
NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY
SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE
SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY
GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO

                                      B-5-1

PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND
LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER
PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN
SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10%
OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH
AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF
ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE
PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE
PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT
CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING
OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE
DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO
ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING
AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN
SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION
LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE
PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE
PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                                      B-5-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class B-5

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:               June 1, 2005

First Distribution Date:    July 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[____]

Initial Class Certificate
Balance of this Class:      $1,630,000.00

Pass-Through Rate           Variable

CUSIP No.:                  06051G DU 0

ISIN No.:                   US06051GDU04

          THIS CERTIFIES THAT __________ is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the
Denomination of this Certificate by the Initial Class Certificate Balance of the
Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and as master servicer
(the "Master Servicer"), and Wachovia Bank, National Association, as trustee
(the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer,

                                      B-5-3

the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          Interest will accrue on these Certificates for each Distribution Date at a per annum rate equal to the Net WAC Rate.

          No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Securities Administrator or the Depositor may require a written
Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the
Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of
Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the
Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Securities
Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate shall not be entitled to any benefit under the
Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                      B-5-4

                                   EXHIBIT B-6

                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AND THE CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS
NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY
SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE
SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY
GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO

                                      B-6-1

PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND
LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER
PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN
SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10%
OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH
AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF
ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE
PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE
PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT
CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING
OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE
DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO
ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING
AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN
SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION
LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE
PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE
PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                                      B-6-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-D
                                    Class B-6

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-Off Date:               June 1, 2005

First Distribution Date:    July 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[____]

Initial Class Certificate
Balance of this Class:      $1,087,911.00

Pass-Through Rate           Variable

CUSIP No.:                  06051G DV 8

ISIN No.:                   US06051GDV86

          THIS CERTIFIES THAT __________ is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the
Denomination of this Certificate by the Initial Class Certificate Balance of the
Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and as master servicer
(the "Master Servicer"), and Wachovia Bank, National Association, as trustee
(the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer,

                                      B-6-3

the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          Interest will accrue on these Certificates for each Distribution Date at a per annum rate equal to the Net WAC Rate.

          No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Securities Administrator or the Depositor may require a written
Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the
Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of
Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the
Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Securities
Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate shall not be entitled to any benefit under the
Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                      B-6-4

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                       BANC OF AMERICA FUNDING CORPORATION
                       Mortgage Pass-Through Certificates

          This Certificate is one of a duly authorized issue of Certificates designated as Banc of America Funding Corporation Mortgage Pass-Through
Certificates, of the Series specified on the face hereof (collectively, the
"Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the
Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and
Servicing Agreement, subject to any liability under the Pooling and Servicing
Agreement.

          This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the
Securities Administrator.

          Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and
Servicing Agreement.

          On each Distribution Date, the Securities Administrator shall distribute out of the Distribution Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or
(b) upon written request by the Holder of a Certificate (other than the Residual
Certificate), by wire transfer or by such other means of payment as such
Certificateholder and the Securities Administrator shall agree upon, such
Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in
Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Securities Administrator as contemplated by
Section 10.01 of the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the
Certificateholders under the Pooling and Servicing Agreement at any time by the
Depositor, the Master Servicer, the Securities Administrator and

                                      C-1

the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the
Pooling and Servicing Agreement. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the Corporate
Trust Office of the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the
Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate
Percentage Interest in the Trust will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Depositor, the Master Servicer, the Certificate Registrar, the
Securities Administrator and the Trustee and any agent of the Depositor, the
Master Servicer, the Certificate Registrar, the Securities Administrator or the
Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Certificate Registrar, the Trustee, the Securities Administrator or any such agent shall be affected by any notice to the contrary.

          The Master Servicer has the option to purchase the Mortgage Loans under the conditions set forth in Section 10.01 of the Pooling and Servicing
Agreement. In the event that no such optional repurchase occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to
Certificateholders of all amounts required to be distributed pursuant to the
Pooling and Servicing Agreement. In no event shall the Trust created by the
Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

                                      C-2

          Any term used herein that is defined in the Pooling and Servicing
Agreement shall have the meaning assigned in the Pooling and Servicing
Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                      C-3

          IN WITNESS WHEREOF, the Securities Administrator has caused this
Certificate to be duly executed.

Dated:

                                         WELLS FARGO BANK, N.A.,
                                         as Securities Administrator

                                         By
                                            ------------------------------------
                                            Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the Pooling and
Servicing Agreement referenced herein.

                                         WELLS FARGO BANK, N.A.,
                                         as Securities Administrator

                                         By
                                            ------------------------------------
                                            Authorized Signatory

                                      C-4

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

          I (We) further direct the Securities Administrator to issue a new
Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________ for the account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to

          This information is provided by _____, the assignee named above, or , as its agent.

                                      C-5

                                   EXHIBIT D
                             MORTGAGE LOAN SCHEDULE

                 [See separate Excel file on Closing Binder CD]

                                      D-1

                                   EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]

To:  Wachovia Bank, National Association
     401 South Tryon Street
     Charlotte, North Carolina 28288-1179

Re:  The Pooling and Servicing Agreement, dated June 30, 2005, among Banc of
     America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as
     Securities Administrator and as Master Servicer, and Wachovia Bank,
     National Association, as Trustee.

          In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing
Agreement, we request the release, and hereby acknowledge receipt, of the
Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)

____ 1. Mortgage Paid in Full

____ 2. Foreclosure

____ 3. Substitution

____ 4. Other Liquidation

____ 5. Nonliquidation                              Reason: ____________________

                                         By:
                                             -----------------------------------
                                             (authorized signer of Banc of
                                             America Funding Corporation)

                                         Issuer:
                                                 -------------------------------
                                         Address:
                                                  ------------------------------

                                         ---------------------------------------
                                         Date:
                                               ---------------------------------

Custodian

                                      E-1

Wachovia Bank, National Association
Please acknowledge the execution of the above request by your signature and date below:

----------------------------------   ---------------
Signature                                  Date

Documents returned to Custodian:

----------------------------------   ----------------
Custodian                                  Date

                                      E-2

                                   EXHIBIT F

               FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT

                                     [Date]

          [____________] hereby certifies that it has established a [__________]
Account pursuant to Section [________] of the Pooling and Servicing Agreement,
dated June 30, 2005, among Banc of America Funding Corporation, as Depositor,
Wells Fargo Bank, N.A., as Securities Administrator and as Master Servicer, and
Wachovia Bank, National Association, as Trustee.

                                         [__________________],

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                      F-1

                                  EXHIBIT G-1

                        FORM OF TRANSFEROR'S CERTIFICATE
                     FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth and Marquette
Minneapolis, Minnesota 55479-0113

               Re: Banc of America Funding Corporation, Mortgage Pass-Through
               Certificates, Series 2005-D, Class _____, having an initial aggregate Certificate Balance as of June 30, 2005 of $_________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
[______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated June 30, 2005, among Banc of America Funding Corporation, as
Depositor, Wells Fargo Bank, N.A., as Securities Administrator and as Master
Servicer, and Wachovia Bank, National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
offered, transferred, pledged, sold or otherwise disposed of any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the
Transferred Certificates under the Securities Act of 1933, as amended (the "1933
Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the
1933 Act or any state securities laws.

                                      G-1-1

                                         Very truly yours,

                                         ---------------------------------------
                                         (Transferor)

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                      G-1-2

                                  EXHIBIT G-2A

                       FORM 1 OF TRANSFEREE'S CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth and Marquette
Minneapolis, Minnesota 55479-0113

          Re:  Banc of America Funding Corporation, Mortgage Pass-Through
               Certificates, Series 2005-D, Class ___, having an initial
               aggregate Certificate Balance as of June 30, 2005 of $_________]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
[_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated June 30, 2005, among Banc of America Funding
Corporation, as Depositor, Wells Fargo Bank, N.A., as Securities Administrator
and as Master Servicer, and Wachovia Bank, National Association, as Trustee. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Securities
Administrator, that:

               1. The Transferee is a "qualified institutional buyer" (a
          "Qualified Institutional Buyer") as that term is defined in Rule 144A
          ("Rule 144A") under the Securities Act of 1933, as amended (the "1933
          Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The
          Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

               2. The Transferee has been furnished with all information
          regarding (a) the Depositor, (b) the Transferred Certificates and
          distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the
          Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

                                     G-2A-1

               3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the
          Nominee Acknowledgment below.

                                         Very truly yours,

                                         ---------------------------------------
                                         (Transferor)

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                     G-2A-2

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                         ---------------------------------------
                                         (Nominee)

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                     G-2A-3

                                                         ANNEX 1 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [__________________]
(the "Transferor") Wells Fargo Bank, N.A., as Securities Administrator with respect to the mortgage pass-through certificates (the "Transferred
Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis
$______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year
(such amount being calculated in accordance with Rule 144A) and (ii) the
Transferee satisfies the criteria in the category marked below.

          ___  Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
               Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
               Revenue Code of 1986.

          ___  Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is
               substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

          ___  Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan

----------
          (1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least
$10,000,000 in securities.

                                     G-2A-4

               association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

          ___  Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

          ___  Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
               territory or the District of Columbia.

          ___  State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

          ___  ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
               of 1974.

          ___  Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

          ___  Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
               subsection (a)(1) of Rule 144A pursuant to which it qualifies.
               Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the
Transferee did not include any of the securities referred to in this paragraph.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting

                                     G-2A-5

principles and if the investments of such subsidiaries are managed under the
Transferee's direction. However, such securities were not included if the
Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities
Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ___  ___  Yes  No Will the Transferee be purchasing the Transferred
                             Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                         ---------------------------------------
                                         Print Name of Transferee

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------
                                         Date:
                                               ---------------------------------

                                     G-2A-6

                                                         ANNEX 2 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

          The undersigned hereby certifies as follows to [_________________]
(the "Transferor") Wells Fargo Bank, N.A., as Securities Administrator, with respect to the mortgage pass-through certificates (the "Transferred
Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A ("Rule 144A") under the Securities Act of 1933, as amended, because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the
cost of such securities was used, unless the Transferee or any member of the
Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ____ The Transferee owned and/or invested on a discretionary basis
               $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in
               accordance with Rule 144A).

          ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     G-2A-7

          4. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
Transferee, or owned by the Transferee's Family of Investment Companies, the
securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ___  ___ Yes No  Will the Transferee be purchasing the Transferred
                             Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                         ---------------------------------------
                                         Print Name of Transferee or Adviser

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                         IF AN ADVISER:

                                         ---------------------------------------
                                         Print Name of Transferee

                                         By:
                                             -----------------------------------
                                         Date:
                                               ---------------------------------

                                     G-2B-8

                                  EXHIBIT G-2B

                       FORM 2 OF TRANSFEREE'S CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth and Marquette
Minneapolis, Minnesota 55479-0113

          Re:  Banc of America Funding Corporation, Mortgage Pass-Through
               Certificates, Series 2005-D, Class ___, having an initial
               aggregate Certificate Principal Balance as of June 30, 2005 of
               $_________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
[_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated
June 30, 2005, among Banc of America Funding Corporation, as Depositor, Wells
Fargo Bank, N.A., as Securities Administrator and as Master Servicer, and
Wachovia Bank, National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

          1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

          2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Securities Administrator is obligated so to register or qualify the
Transferred Certificates and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities
Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the
Securities Administrator

                                     G-2B-1

shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing
Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and
Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Seller, their affiliates or both.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
          1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS
          CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY
          BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS
          OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING
          AND SERVICING AGREEMENT REFERENCED HEREIN.

          UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR
          ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN
          INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT
          INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL
          REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE
          OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE
          (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS"
          WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS
          CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE
          SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM
          AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING
          THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR
          USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT
          IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE
          THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
          TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS
          EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)),
          THERE IS NO BENEFIT PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH
          GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY
          OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS
          MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN
          SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION
          EXCEEDS 10% OF THE TOTAL OF

                                     G-2B-2

          ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
          ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF
          ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL
          ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF
          COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES
          ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS
          CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT
          IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA,
          SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE
          DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE
          TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE
          POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS
          CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE
          REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN
          THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH
          REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE
          PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND
          SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER
          IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND
          WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

          4. Neither the Transferee nor anyone acting on its behalf has (a)
offered, transferred, pledged, sold or otherwise disposed of any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e)
taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the
Transferred Certificates under the 1933 Act, would render the disposition of the
Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred
Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

          5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and
Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners

                                     G-2B-3

come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgment below.

                                         Very truly yours,

                                         ---------------------------------------
                                         (Transferee)

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------
                                         Date:
                                               ---------------------------------

                                     G-2B-4

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                         ---------------------------------------
                                         (Nominee)

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                     G-2B-5

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                        FOR ERISA RESTRICTED CERTIFICATES

Wells Fargo Bank, N.A.
Sixth and Marquette
Minneapolis, Minnesota 55479-0113

          Re:  Banc of America Funding Corporation, Mortgage Pass-Through
               Certificates, Series 2005-D, Class ___, having an initial
               aggregate Certificate Principal Balance as of June 30, 2005 of
               $_________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
[_______________________] (the "Transferor") to [______________________________]
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated June 30, 2005, among Banc of
America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Securities
Administrator and as Master Servicer, and Wachovia Bank, National Association,
as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          The Transferee hereby certifies, represents and warrants to you, as
Securities Administrator, either that:

          (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the
Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a
"Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

          (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account"
(as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60
("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section
V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE
95-60 applies.

                                       H-1

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                         Very truly yours,

                                         ---------------------------------------
                                         (Transferee)

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------
                                         Date:
                                               ---------------------------------

                                       H-2

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2005-D

STATE OF   )
           ) ss:
COUNTY OF  )

          The undersigned, being first duly sworn, deposes and says as follows:

          1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class A-R Certificate (the
"Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated June 30, 2005, among Banc of America Funding Corporation, as Depositor,
Wells Fargo Bank, N.A., as Securities Administrator and as Master Servicer, and
Wachovia Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.
The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

          2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the
Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

          3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not
Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

          4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a
Permitted Transferee is the record Holder of an interest in such entity. The
Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false.
(For this purpose, a "pass-through entity" includes a

                                       I-1

regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

          5. The Transferee has reviewed the provisions of Section 6.02 of the
Agreement and understands the legal consequences of the acquisition of the
Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

          6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted
Transferee.

          7. The Transferee historically has paid its debts as they have become due.

          8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the
Residual Certificate.

          9. The taxpayer identification number of the Transferee's nominee is
___________.

          10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

          11. The Transferee is aware that the Residual Certificate may be a
"noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          12. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other
U.S. Person.

          13. If the Transferee is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations
Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

          14. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the
Transferee is not acting on behalf of such a plan or arrangement.

                                      * * *

                                       I-2

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.

                                         ---------------------------------------
                                         Print Name of Transferee

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

          Personally appeared before me the above-named _______________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and
acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

          Subscribed and sworn before me this _____ day of _______________, ____

                                    --------------------------------------------
                                    NOTARY PUBLIC

                                    My Commission expires the ___ day of ______,
                                    _____.

                                       I-3

                                  ATTACHMENT A

                                       to

      AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE
                OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

Check the appropriate box:

[_]       The consideration paid to the Transferee to acquire the Residual
          Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Residual Certificate, in each case calculated in accordance with U.S. Treasury Regulations
          Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by
          Section 1274(d) of the Code and the compounding period used by the
          Transferee.

                                       OR

[_]       The transfer of the Residual Certificate complies with U.S. Treasury
          Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

          (i)  the Transferee is an "eligible corporation," as defined in U.S.
               Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the United
               States;

          (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the
               Transferee had gross assets for financial reporting purposes
               (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section
               1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

          (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury
               Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii)
               and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury
               Regulations;

          (iv) the Transferee has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and
               investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

          (v)  in the event of any transfer of the Residual Certificate by the
               Transferee, the Transferee will require its transferee to
               complete a representation in the form of this Attachment A as a condition of such transferee's purchase of the Residual
               Certificate.

                                       I-4

                                    EXHIBIT J

                           LIST OF RECORDATION STATES

                                     Florida
                                    Maryland

                                       J-1

                                    EXHIBIT K

                          FORM OF INITIAL CERTIFICATION

                                  June 30, 2005

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina 28255

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 20145
Attention: Corporate Trust Services - BAFC 2005-D

Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28288
Attention: Structured Finance Services, BAFC 2005-D

          Re:  The Pooling and Servicing Agreement, dated June 30, 2005 (the
               "Pooling and Servicing Agreement"), among the Depositor, Wells
               Fargo Bank, N.A., as securities administrator and as master servicer, and Wachovia Bank, National Association, as trustee.

Ladies and Gentlemen:

          In accordance with the provisions of Section 2.02 of the
above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), the undersigned, as Custodian, hereby certifies that, except as specified in any list of exceptions attached hereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the
Mortgage Loan Schedule.

          The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the
Pooling and Servicing Agreement in connection with this Initial Certification.
The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                                       K-1

          Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                         WELLS FARGO BANK, N.A.,
                                         as Custodian

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                       K-2

                                    EXHIBIT L

                           FORM OF FINAL CERTIFICATION

                              [__________ __, ____]

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina 28255

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 20145
Attention: Corporate Trust Services - BAFC 2005-D

Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28288
Attention: Structured Finance Services, BAFC 2005-D

          Re:  The Pooling and Servicing Agreement, dated June 30, 2005 (the
               "Pooling and Servicing Agreement"), among the Depositor, Wells
               Fargo Bank, N.A., as securities administrator and as master servicer, and Wachovia Bank, National Association, as trustee.

Ladies and Gentlemen:

          In accordance with the provisions of Section 2.02 of the
above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), the undersigned, as Custodian, hereby certifies that, as to each
Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b) of the Pooling and Servicing Agreement.

          The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the
Pooling and Servicing Agreement in connection with this Final Certification. The
Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                                       L-1

          Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                         WELLS FARGO BANK, N.A.,
                                         as Custodian

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                       L-2

                                    EXHIBIT M

                      Form of Sarbanes-Oxley Certification

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2005-D

          I, [________], a [_____________] of Banc of America Funding
Corporation, certify that:

1.   I have reviewed the annual report on Form 10-K, and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by this annual report, of the Banc of America
     Funding 2005-D Trust (the "Trust");

2.   Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.   Based on my knowledge, the distribution or servicing information required to be provided to (i) the Master Servicer by the Servicer under the
     Servicing Agreement (as defined in the Pooling Agreement) and (ii) the
     Securities Administrator by the Master Servicer under the Pooling and
     Servicing Agreement, dated June 30, 2005, among Banc of America Funding
     Corporation, as Depositor, Wells Fargo Bank, N.A., as Securities
     Administrator and as Master Servicer, and Wachovia Bank, National
     Association, as Trustee, for inclusion in these reports is included in these reports;

4.   Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered by (i) the Master Servicer to the
     Securities Administrator in accordance with the terms of the Pooling
     Agreement and (ii) the Servicer to the Securities Administrator in
     accordance with the terms of the Servicing Agreement, and except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the Pooling Agreement and the Servicer has fulfilled its obligations under the Servicing Agreement; and

5.   The reports disclose all significant deficiencies relating to the Master
     Servicer's and the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant after conducting a review in compliance with the Uniform Single
     Attestation Program for Mortgage Bankers or similar procedure as set forth in the Pooling Agreement or Servicing Agreement, as the case may be, that is included in these reports; and

6.   In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank,
     N.A.

                                       M-1

                                         BANC OF AMERICA FUNDING
                                            CORPORATION

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                       M-2

                                    EXHIBIT N

   Form of Certification to be Provided by the Securities Administrator to the
                                 Master Servicer

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2005-D

          The Securities Administrator hereby certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.   I have reviewed the annual report on Form 10-K for the calendar year [___]
     and the Monthly Form 8-K's containing the Distribution Date Statements filed in respect of periods included in the year covered by such annual report;

2.   Based on my knowledge, the distribution information in the Distribution
     Date Statements contained in the Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;
     and

3.   Based on my knowledge, the distribution or servicing information required to be provided by the Securities Administrator under the Pooling and
     Servicing Agreement, dated June 30, 2005, among Banc of America Funding
     Corporation, as Depositor, Wells Fargo Bank, N.A., as Securities
     Administrator and as Master Servicer, and Wachovia Bank, National
     Association, as Trustee, for inclusion in these reports is included in these reports.

                                         WELLS FARGO BANK, N.A.
                                            as Securities Administrator

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                       N-1